                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             SWIFT ENERGY COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                                     [LOGO]

                              SWIFT ENERGY COMPANY
                       16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 874-2700

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1997

     Notice is hereby given that the annual meeting of shareholders of SWIFT ENERGY COMPANY (the "Company") will be held at the Marriott Marquis Hotel in New York City, on Tuesday, May 13, 1997 at 4:00 p.m. Eastern Time for the following purposes:

     1. To elect two members of Class I of the board of directors to serve for the terms specified in the attached Proxy Statement or until their successors are elected and qualified;

     2. To approve amendment of the Company's 1990 Stock Compensation Plan to increase the number of shares of the Company's common stock reserved for issuance by 1,400,000 shares and to make certain other changes thereto;

     3. To approve amendment of the Company's 1990 Nonqualified Stock Option Plan to increase the number of shares of the Company's common stock reserved for issuance thereunder by 285,000 shares and to make certain other changes thereto; and

     4. To consider and act upon such other business as may properly be presented at the meeting, or any adjournment thereof.

     A record of shareholders has been taken as of the close of business on March 24, 1997, and only shareholders of record on that date will be entitled to notice of and to vote at the meeting, or any adjournment thereof. A complete list of shareholders will be available commencing April 29, 1997, and may be inspected during normal business hours prior to the meeting at the offices of the Company, 16825 Northchase Drive, Suite 400, Houston, Texas, and such list will be available at the place of the meeting on the day of the meeting.

     IF YOU DO NOT EXPECT TO BE PRESENT IN PERSON AT THE MEETING OR PREFER TO VOTE BY PROXY IN ADVANCE, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE. THE PROMPT RETURN OF THE PROXY CARD WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

                                            By Order of the Board of Directors,

                                            /s/ JOHN R. ALDEN

                                            JOHN R. ALDEN
                                            Secretary

April 8, 1997

                              SWIFT ENERGY COMPANY
                       16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 874-2700

                                PROXY STATEMENT

     This proxy statement is mailed to shareholders commencing on or about April 8, 1997, in connection with the solicitation by the board of directors of SWIFT ENERGY COMPANY (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at the Marriott Marquis Hotel in New York City, on May 13, 1997 at 4:00 p.m. Eastern Time, and any adjournment thereof, for the purposes set forth in the accompanying notice. Management does not expect that any matters other than those referred to in such notice will be presented for action at the meeting.

     The Annual Report to Shareholders covering the fiscal year ended December 31, 1996, will be mailed to each shareholder entitled to vote at the annual meeting on or before the date of mailing this proxy statement.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to ensure the presence of a quorum, solicit proxies in person or by telephone. The Company has retained a proxy solicitor, at an estimated cost of approximately $1,200, to assist in contacting brokers and other "street-name" holders to encourage the return of proxies by beneficial holders.

                               QUORUM AND VOTING

     The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting was the close of business on March 24, 1997. On the record date, there were 15,236,105 shares of common stock of the Company, par value $.01 per share, outstanding and entitled to vote.

     Each share of common stock entitles the holder to one vote on each matter presented at the meeting. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted for the election of all nominees named therein to the board of directors for the terms indicated, for the approval of the amended and restated 1990 Stock Compensation Plan, for the approval of the amended and restated 1990 Nonqualified Stock Option Plan, and otherwise at the discretion of the persons designated as proxies. A shareholder may revoke his proxy at any time prior to the voting thereof by attending and voting at the meeting or by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to be voted at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the annual meeting, a majority of the votes represented at the meeting may adjourn the annual meeting from time to time without notice other than an announcement until a quorum is present or represented.

     An automated system administered by the Company's transfer agent tabulates the votes. Abstentions are included in the determination of the number of shares present and voting and are counted as abstentions in tabulating the votes cast on nominations or proposals presented to shareholders. Broker nonvotes are not included in the determination of the number of shares present and voting or as a vote with respect to such nominations or proposals.

                             ELECTION OF DIRECTORS

     At the annual meeting, two Class I directors are to be elected for terms to expire at the 2000 Annual Meeting. As a result of bylaw amendments approved by the Board of Directors in 1995, there are three classes of directors and each year the directors in one of such classes are nominated to serve three year terms, or until their successors have been duly elected and qualified. In order to be elected, each nominee for director must receive at least the number of votes equal to the plurality of the shares represented at the meeting, either in person or by proxy.

     The persons named in the accompanying proxy have been designated by the board of directors, and unless authority is withheld by the shareholder on the accompanying proxy, they intend to vote for the election of the nominees named below to the board of directors. Both nominees are currently members of the board of directors. If either nominee should become unavailable or unable to serve as a director, the proxy may be voted for a substitute selected by persons named as proxies or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable. Any director elected by the board of directors to fill a vacancy will be elected for the unexpired term of such director's predecessor in office.

                                    CLASS I

                                Raymond O. Loen
                              Clyde W. Smith, Jr.

     Set forth below, for information purposes only, are the names and remaining terms of the other five directors:

                                    CLASS II

                                 A. Earl Swift
                              Henry C. Montgomery
                               Harold J. Withrow

                    (Terms to Expire at 1998 Annual Meeting)

                                   CLASS III

                                Virgil N. Swift
                                G. Robert Evans

                    (Terms to Expire at 1999 Annual Meeting)

NOMINEES

     Set forth below is certain information, as of the date hereof, concerning the nominees for election to the board of directors of the Company.

     Raymond O. Loen, 72, has served as a director of the Company since its founding in 1979. Since 1963, he has been President of R.O. Loen Company, a privately held management consulting firm headquartered in Lake Oswego, Oregon.

     Clyde W. Smith, Jr., 48, has served as a director of the Company since 1984. He has served as President of Somerset Properties, Inc., a real estate and investment company, since 1985.

     Set forth below, for information purposes only, is information regarding the Class II and Class III directors whose terms will expire at the annual meeting in 1998 and 1999, respectively:

  Class II Directors

     A. Earl Swift, 63, is President, Chief Executive Officer and Chairman of the Board of Directors of the Company and has served in such capacity since its founding in 1979. For the 17 years prior to 1979, he was employed by affiliates of American Natural Resources Company, serving his last three years as Vice President of Exploration and Production for Michigan-Wisconsin Pipe Line Company and American Natural Gas Production Company. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering, a Juris Doctor degree and a Master's degree in Business Administration. He is the brother of Virgil N. Swift and the father of Terry E. Swift.

     Henry C. Montgomery, 61, has served as a director of the Company since 1987. Mr. Montgomery became Executive Vice President of SyQuest Technology, Inc., a public company engaged in the development, manufacture and sale of computer hard drives, in November of 1996. He previously served as President and Chief Executive Officer of New Media Corporation, a private company also engaged in the development, manufacture and sale of computer hardware, from September 1995 until November 1996. Since 1980, Mr. Montgomery has been the Chairman of the Board of Montgomery Financial Services Corporation, a management consulting and financial services firm. Mr. Montgomery also previously served as a director of Catalyst Semiconductor, Inc., a public company engaged in the design and manufacture of semiconductors (1990 to 1995), and Southwall Technologies, Inc., a company engaged in thin film deposition technologies, (1982 to 1995).

     Harold J. Withrow, 69, has been a director of the Company since 1988. Mr. Withrow worked as an independent oil and gas consultant from 1988 until he retired at the end of 1995. From 1975 until 1988, Mr. Withrow served as Senior Vice President-Gas Supply for Michigan Wisconsin Pipe Line Company and its successor, ANR Pipeline Company.

  Class III Directors

     Virgil N. Swift, 68, has been a director of the Company since 1981, and has acted as Vice Chairman of the Board and Executive Vice President-Business Development since November 1991. He previously served as Executive Vice President and Chief Operating Officer from 1982 to November 1991. Mr. Swift joined the Company in 1981 as Vice President-Drilling and Production. For the preceding 28 years he held various production, drilling and engineering positions with Gulf Oil Corporation and its subsidiaries, last serving as General Manager-Drilling for Gulf Canada Resources, Inc. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering. He is the brother of A. Earl Swift.

     G. Robert Evans, 65, has been a director of the Company since 1994. Since 1991, he has been Chairman of Material Sciences Corporation of Elk Grove Village, a corporation that develops and commercializes continuously processed, coated materials technologies. He is also currently serving as a director of three other public companies: Consolidated Freightways, Inc. (transportation), Fibreboard Corporation (wood products, insulation and resort operations) and Elco Industries (manufacturing). From 1990 until 1991, he served as President, Chief Executive Officer and a Director of Corporate Finance Associates of Illinois, Inc., a financial intermediary and consulting firm. From 1987 until 1990, he served as President, Chief Executive Officer and a Director of Bemrose Group USA, a British holding company engaged in value-added manufacturing and sale of products to the advertising specialty industry.

COMPENSATION TO DIRECTORS

     Board members are reimbursed for travel expenses they incur in attending board of directors meetings. Employees of the Company are not compensated for serving as directors. During 1997, nonemployee members of the board of directors will receive $1,750 per board meeting attended, an annual fee of $5,000 for serving on committees of the board, and an additional annual fee of $5,000 for services as a director. Compensation paid to the five nonemployee directors during 1996 for their services as directors in the form of cash and shares totaled $111,250 (this figure includes deferred compensation payable in shares valued at $10,250).

     Under the 1990 Nonqualified Plan, each nonemployee director is granted options to purchase 10,000 shares of the Company's common stock on the date he first becomes a nonemployee director. Additionally, on the day after each annual meeting of the shareholders, each individual who is a nonemployee director on that date is granted, subject to an option maximum of 60,000 shares per director, options to purchase 5,000 shares of the Company's common stock.

     In accordance with the 1990 Nonqualified Plan, each of the nonemployee directors (Messrs. Loen, Montgomery, Smith, Evans and Withrow) have been granted options for shares of the Company's common stock. Due to a ten percent stock dividend declared September 7, 1994, the number of shares underlying all options held by each of the nonemployee directors increased by ten percent as of such date with a commensurate 10% decrease in the option exercise prices.

     Two nonemployee directors exercised options to acquire an aggregate of 22,000 shares of the Company's common stock during the year ended December 31, 1996.

     The following table presents information regarding awards of stock options under the 1990 Nonqualified Plan from its inception through December 31, 1996 to nonemployee directors and the total number of unexercised options held by the nonemployee directors under all Company plans. Each of the nonemployee directors in the following table will receive options to purchase 5,000 additional shares under the 1990 Nonqualified Plan on the day following the 1997 annual meeting.

                                                   SHARES OF COMMON      TOTAL SHARES OF COMMON
                                                   STOCK UNDERLYING         STOCK UNDERLYING
                                                OPTIONS GRANTED UNDER      UNEXERCISED OPTIONS
                     NAME                       1990 NONQUALIFIED PLAN   GRANTED UNDER ALL PLANS
                     ----                       ----------------------   -----------------------
G. Robert Evans................................         16,000                    16,000
Raymond O. Loen................................         32,000                    43,000
Henry C. Montgomery............................         27,050                    43,000
Clyde W. Smith, Jr.............................         32,000                    26,500
Harold J. Withrow..............................         27,600                    35,300

     For the number of options exercisable by each of the nonemployee directors, see footnote (1) to the table set forth under "Principal Shareholders" below.

MEETINGS OF THE BOARD OF DIRECTORS

     During 1996, the board of directors met on seven occasions. In addition, management confers frequently with its directors on an informal basis to discuss Company affairs. During 1996, each director attended at least 75% of both (i) the total number of meetings of the board of directors and (ii) the total number of meetings of all committees of the board on which he served.

COMMITTEES OF THE BOARD

     The board of directors of the Company has established various standing committees, including, among others, Audit, Nominating and Compensation Committees. Descriptions of the functions of the Audit, Nominating and Compensation Committees are set forth below.

     Audit Committee. The Audit Committee is comprised entirely of nonemployee directors. The Audit Committee recommends to the board of directors the engagement of, and reviews the services performed by, the Company's independent auditors. Messrs. Loen, Montgomery and Smith are members of the Audit Committee, which held four meetings in 1996.

     Nominating Committee. The Nominating Committee's function is to review the performance of directors and to recommend persons to be management's nominees for directorships. The Nominating Committee may consider nominees recommended by shareholders, upon written request by a shareholder addressed to any member of the committee. See "Shareholder Proposals" herein. Messrs. A. E. Swift, Loen and Smith are members of the Nominating Committee. The Nominating Committee held two meetings in 1996.

     Compensation Committee. The Compensation Committee at all times is comprised of at least three nonemployee directors who are "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Compensation Committee has sole authority to administer the Company's stock option plans and stock purchase plan, although it has no discretion as to awards of stock options under the 1990 Nonqualified Plan. The Compensation Committee also reviews and makes recommen-dations regarding the compensation levels of the Company's executive officers. Messrs. Loen, Montgomery and Withrow are members of the Compensation Committee, which held six meetings in 1996.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Stock Exchange initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of Forms 3 and 4 furnished to the Company during the fiscal year beginning January 1, 1996, and ending December 31, 1996, and Forms 5 furnished to the Company with respect to such fiscal year, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with.

                             APPROVAL OF AMENDMENTS
                        TO 1990 STOCK COMPENSATION PLAN

     The 1990 Stock Compensation Plan (the "Plan") was originally adopted by the Company's shareholders at the 1990 annual meeting. The purposes of the Plan are to promote and advance the interests of the Company by aiding the Company in hiring, retaining and rewarding qualified employees, and increasing managerial and key employees' interest in the growth and financial success of the Company by offering stock and cash incentive awards based on performance. The Plan was originally adopted with a maximum of 500,000 shares reserved for issuance thereunder. At the 1994 annual meeting, the shareholders of the Company approved an amended and restated version of the Plan which effected (i) an amendment to increase the number of shares of common stock reserved for awards under the Plan by 500,000 shares to a total of 1,000,000 shares, and (ii) two amendments relating to vesting of awards under the Plan. The number of shares of common stock reserved for awards under the Plan is currently 1,100,000 (which has been increased from 1,000,000 to reflect the 10% stock dividend in September 1994). On February 10, 1997, the Board, subject to approval by the shareholders of the Company, approved (i) an amendment to increase the number of shares of common stock reserved for issuance under the Plan by 1,400,000 shares to a total of 2,500,000 shares, (ii) an amendment to allow transferability of nonqualified stock options to retirement or pension plans, to certain trusts, or to "immediate family members," directly or in certain forms of indirect ownership,
(iii) amendments to allow retired former employees of the Company to hold nonqualified stock options and (iv) several amendments to remove provisions no longer required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to be included in the Plan. The shareholders are being asked to approve an amended and restated version of the Plan reflecting the foregoing amendments.

     COPIES OF THE AMENDED AND RESTATED PLAN AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITING TO THE COMPANY AT 16825 NORTHCHASE DRIVE, SUITE 400, HOUSTON, TEXAS 77060,
ATTENTION: NANCY SCHLOTTMAN, OR CALLING (713) 874-2700.

INCREASE IN NUMBER OF SHARES AVAILABLE

     The Board is proposing to increase the number of shares available under the Plan to provide sufficient shares to allow continued grants of options and possibly other awards to Company employees. In the seven years since the Plan was adopted, the Company has granted incentive stock options and nonqualified stock options under the Plan covering a total of 1,036,150 shares to employees of the Company, of which 344,274 are currently exercisable and of which 77,268 have been exercised through December 31, 1996. Additionally, 48,915 shares have been issued to officers as Performance Bonus Awards. Only 14,935 shares remain available to cover grants under the Plan, which is likely to be insufficient to allow grants through the coming year. If the number of shares reserved under the Plan is increased by 1,400,000, such increase would represent approximately 9.2% of the Company's issued and outstanding shares as of December 31, 1996.

TRANSFERABILITY OF NONQUALIFIED STOCK OPTIONS

     The Board is proposing to amend the Plan to allow the Committee to make awards of nonqualified stock options which permit transfer by the employee to the employee's retirement plan, pension plan or to certain trusts, or to the employee's spouse, children or grandchildren ("Immediate Family Members"), either directly or in certain forms of indirect ownership. Such transferability would provide an estate planning tool for the officers and key employees of the Company eligible to receive awards under the Plan. This proposed amendment was made possible by extensive revisions, effective November 1, 1996, to Rule 16b -3 promulgated under the Exchange Act, one of which was the deletion of a prohibition against transfers of stock options. The conditions to the transfer of nonqualified stock options under the Plan would be as follows: (i) the transfer must be a gift; (ii) the option agreement or amendment thereto must specifically provide for transferability; and (iii) the transferee may not make subsequent transfers of the option except to transferees to whom the employee could have transferred the option or by will or the laws of intestate distribution. Furthermore, following the transfer, options would continue to be subject to the same terms and conditions applicable to the options prior to the transfer, including the provisions regarding termination of employment, which shall apply as if the original employee still held the options. The purpose of these restrictions is to avoid creating a market in the options granted pursuant to the Plan, which would be detrimental to one of the purposes of the Plan, which is to encourage employees to acquire a long-term proprietary interest in the Company.

ELIGIBILITY OF RETIRED EMPLOYEES

     The Board is proposing to amend the Plan to allow the Committee to provide for retired former employees of the Company or its subsidiaries to receive nonqualified stock options after retirement, as their incentive stock options are required by the Code to lapse within three months of termination of employment. The Plan currently provides that upon termination of a Participant's employment for a reason other than death or disability, any unvested options are terminated and any exercise of vested options must occur within the lesser of three months or the term of the options. These termination provisions are required by Section 422 of the Code and the accompanying regulations with respect to incentive stock options only. The purpose of the proposed amendment is to allow an additional benefit to long-term employees of the Company after retirement, even though such options would no longer be treated as incentive stock options under the Code and the accompanying regulations.

AMENDMENTS TO CONFORM THE PLAN TO NEW RULE 16B-3

     Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") under the Exchange Act provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Exchange Act with respect to the acquisition and exercise of stock options and the use of already owned shares for payment of the exercise price of stock options. As mentioned above, the SEC substantially revised Section 16b-3 effective November 1, 1996 to simplify the requirements for complying with the Rule. Because the Plan was originally drafted to comply with Rule 16b-3 as it existed in 1990, the Plan currently contains many provisions that are no longer required to be included in the Plan under the new Rule 16b-3. The Board is proposing to make several amendments to the Plan to conform the Plan to new Rule 16b-3. The principal reason for these amendments is to ensure that the Plan is consistent with current law so as to afford the Committee additional flexibility to structure awards under the Plan.

     One of the most fundamental changes in new Rule 16b-3 is that the requirement for shareholder approval of the terms of the Plan has been deleted. Shareholder approval is now one of the methods by which grants under the Plan can qualify under Rule 16b-3. Another method is advance approval of the terms of each award by the Board of Directors or a committee of two or more "Non-Employee Directors." In response to these changes, the proposed amendments to the Plan:
(i) provide that the committee of the Board administering the Plan shall be composed of not less than two Non-Employee Directors instead of three "disinterested persons," which was the term used under the prior version of Rule 16b-3; and (ii) delete the requirement for shareholder approval of amendments to the Plan that "materially increase the benefits accruing to participants under the Plan," because this is no longer required by Rule 16b-3. Because shareholder approval of certain amendments to the Plan is still required by the rules applicable to companies listed on the New York Stock Exchange, the Plan has also been amended to require shareholder approval in any such instances.

SUMMARY OF THE PLAN AS PROPOSED TO BE AMENDED

     The Plan authorizes the Company to grant various awards ("Awards") to officers and other key employees of the Company or its subsidiaries, including incentive stock options ("ISOs"), nonqualified stock options ("NSOs"), "reload" options ("Reload Options"), deferred compensation stock options ("DCSOs"), stock appreciation rights ("SARs"), restricted stock grants ("Restricted Stock Grants"), restricted unit grants ("Restricted Unit Grants") and performance bonus awards ("Performance Bonus Awards").

     Administration. The Compensation Committee of the Board (the "Committee"), comprised of "Non-Employee Directors" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated by the SEC under the Exchange Act, has sole authority to construe and interpret the Plan, to select participants ("Participants"), to grant Awards and to establish the terms and conditions of Awards. Members of the Committee are not eligible to receive Awards under the Plan.

     Eligibility. Any employee of the Company or its subsidiaries, including, without limitation, any officer or employee-director, is eligible to receive Awards under the Plan, and retired former employees are eligible to hold NSOs under the Plan, if so provided by the Committee. At December 31, 1996, there were 191 employees of the Company and its subsidiaries. Nonemployee directors are not eligible to participate in the Plan. ISOs granted under the Plan are transferable only at the Participant's death, but NSOs are transferable, with some restrictions, to the Participant's retirement or pension plan, to certain trusts or to Immediate Family Members, directly or in certain forms of indirect ownership. The Plan sets forth various restrictions upon exercise of Awards following the death, disability or termination of a Participant.

     Shares Subject to Plan. The maximum number of shares of common stock in respect of which Awards may be granted under the Plan (the "Plan Maximum") will be 2,500,000, subject to appropriate adjustment in the event of a reorganization, stock split, stock dividend, merger, consolidation or other change in capitalization of the Company.

     Term. The Plan will terminate on April 1, 2000 unless sooner terminated by the Board, except with respect to Awards then outstanding.

     Amendment. The Board may amend the Plan at any time, except that (i) the Board must obtain shareholder approval to make any amendment to the Plan that would increase the total number of shares reserved for issuance, such as the amendment proposed for shareholder approval herein (except for adjustments necessary to reflect changes in capitalization), that would materially modify eligibility requirements or that would require approval by the shareholders under the rules of any national stock exchange on which the Company's shares are listed, and (ii) certain amendments are altogether prohibited (e.g., any amendment that would impair a Participant's vested rights).

     Change in Control. In the event of a change in control of the Company as a result of a tender offer, contested election, business combination or other related events described in the Plan, all stock options and SARs outstanding at least one year shall become fully exercisable, and all restrictions and conditions of Restricted Stock Grants and Restricted Unit Grants outstanding at least one year shall be deemed to be satisfied, unless the Board expressly provides otherwise.

     Incentive Stock Options. Options designated as ISOs, within the meaning of
Section 422 of the Code, together with the regulations promulgated thereunder, may be granted under the Plan up to the Plan Maximum. The number of shares of common stock in respect of which ISOs are first exercisable by any Participant during any calendar year shall not have a fair market value (determined at the date of grant) in excess of $100,000, or such other limit as may be imposed by the Code. ISOs shall be exercisable for such periods as the Committee shall determine, but in no event for a period exceeding ten years or, for Participants who own more than ten percent (10%) of the voting power of all classes of stock of the Company, five years.

     Nonqualified Stock Options. NSOs may be granted for such number of shares of common stock and will be exercisable for such period or periods as the Committee shall determine.

     Exercisability. The Plan provides that ISOs and NSOs will become exercisable in 20% installments on each of the first five anniversary dates of the date of grant, unless the Compensation Committee in its sole discretion determines to provide a different vesting period for specific options. No option is exercisable until the first such anniversary date. The exercise price for options may be paid in cash, by delivery of shares of common stock already owned by the Participant with a market value equal to the exercise price, or by the Participant's acceptance of a reduction in the number of shares that would otherwise be deliverable upon exercise, in an amount necessary to cover the exercise price.

     Reload Options. Under the Plan, whenever a Participant holding an ISO or NSO exercises an option (the "Original Option") and pays the exercise price by tendering shares of common stock (a "stock-for-stock exercise") or by taking delivery of a number of shares of common stock with a value equal to the difference between the fair market value of the stock underlying the options on the date of exercise and the exercise price of such options (a "cashless exercise"), the Company may grant a "Reload Option" to the Participant which entitles the holder thereof to exercise an option to purchase the exact number of shares tendered in the stock-for-stock exercise or netted against the shares underlying the options in the cashless exercise at an exercise price equal to the fair market value of such shares at the date of exercise of the Original Option. Reload Options may be granted on the exercise of Original Options as well as on the exercise of Reload Options. Reload Options are not exercisable after the later of the expiration of the option term of the Original Option or two years following the date of grant of the Reload Option. Except as described above, the terms and conditions of Reload Options are to be identical to the terms and conditions of the related Original Options. When a Reload Option is granted to a Participant, the Participant may make a stock-for-stock or cashless exercise without necessarily suffering a dilution in percentage ownership of the Company's common stock. At the same time, the Participant will be able to participate fully in any future appreciation in the Company's common stock, as if the Original Option had been exercised for cash.

     Deferred Compensation Stock Options. DCSOs are designed to provide a means by which compensation payments can be deferred to future dates. Deferred compensation may include amounts awarded under the Plan or any other compensation plan or program of the Company. DCSOs are to be exercisable for such period or periods as the Committee shall determine. The Committee has not issued any DCSOs to date.

     Option Exercise Prices. NSOs and DCSOs may be issued at any exercise price that the Committee shall determine. The exercise price of an ISO shall be at least one hundred percent (100%) of the fair market value of the common stock on the date of grant (at least one hundred ten percent (110%) of the fair market value to ten-percent shareholders or those deemed to be ten-percent shareholders by attribution under the Internal Revenue Code of 1986, as amended.) The "fair market value" of a share of the Company's common stock shall mean, on any given date, the highest closing price of the common stock on any established national exchange or exchanges. On April 7, 1997, the closing price of the Company's common stock on the New York Stock Exchange was $23.125 per share.

     Stock Appreciation Rights. Under the Plan, the Committee may grant an Award of a SAR that entitles a Participant to receive an amount in cash, shares of common stock, DCSOs, or any combination thereof, that is determined by multiplying the number of shares of common stock as to which the SAR is being exercised by an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date of grant, or at such other price as the Committee may establish. The Committee may establish procedures for exercise and restrictions regarding the dates on which SARs may be exercised, but in no event are SARs exercisable before the first anniversary date of the date of grant. The Committee has not issued any SARs to date.

     Restricted Stock Grants and Restricted Unit Grants. A Restricted Stock Grant is an Award of shares of the Company's common stock that does not vest until certain conditions established by the Committee have been satisfied. At a minimum, the Participant shall be required to provide services to the Company for a period of at least one year from the date of the Award ("Restriction Period"). A Restricted Unit Grant is an Award of "units" subject to similar vesting conditions, each unit having a value equal either to a share of common stock or the amount by which a share of common stock appreciates in value between the date of grant and the date at which any restrictions lapse. When the Restriction Period expires or the restriction with respect to installments of shares lapses, the Participant is entitled to receive (i) with respect to a Restricted Stock Grant, shares of common stock free and clear of restrictions on sale, assignment, transfer, pledge or other encumbrances, or (ii) with respect to a Restricted Unit Grant, payment for the value of the units. The Committee has not made any Awards of Restricted Stock Grants or Restricted Unit Grants to date.

     Performance Bonus Awards. The Committee in its discretion may award Participants a Performance Bonus Award, in the form of cash or shares of common stock, or any combination thereof, on such terms and conditions as the Committee shall designate. The Committee has made Performance Bonus Awards to Participants each year since the adoption of the Plan. Performance Bonus Awards are based on an evaluation of a variety of performance factors applicable to the Company and the Participant for a given calendar year ("Performance Factors"). Currently, the Plan includes as Performance Factors (i) annual increases in earnings per share for the Company, (ii) annual increases in cash flow per share of the Company, (iii) annual increases in the volume of the Company's oil and gas proved reserves, (iv) annual increases in the volume of the Company's oil and gas probable reserves, and (v) the overall performance of a Participant in furthering the Company's overall strategic objectives. The Committee uses the Performance Factors to determine a Participant's bonus percentage, which is multiplied by the employee's base salary to obtain the amount of the Participant's Performance Bonus Award, normally in the range of up to 35% of the Participant's base salary, or 70% in the case of the Company's Chief Executive Officer. The Committee has the discretion to recommend Performance Bonus awards in excess of the foregoing ranges when, in the Committee's judgment, performance has been exceptionally strong. The above-described method of calculating Performance Bonus Awards, or the amounts of such Awards calculated in accordance with such method, may be adjusted by the Committee on the basis of such factors as it shall deem relevant, provided that any such adjustment is made on a uniform basis.

AWARDS UNDER PLAN

     The following table presents information regarding awards of options under the Plan from its inception through December 31, 1996 to (i) the Chief Executive Officer and each of the Company's four other most highly compensated executive officers, (ii) all current executive officers as a group, and (iii) all employees as a group.

               OPTIONS GRANTED UNDER 1990 STOCK COMPENSATION PLAN

                                                              NUMBER OF SECURITIES
                     NAME AND POSITION                         UNDERLYING OPTIONS
                     -----------------                        --------------------
A. Earl Swift...............................................          70,480
  Chief Executive Officer, President
Virgil N. Swift.............................................          46,541
  Executive Vice President -- Business Development
Terry E. Swift..............................................          97,896
  Chief Operating Officer, Executive Vice President
John R. Alden...............................................          74,370
  Chief Financial Officer, Senior Vice President -- Finance
James M. Kitterman..........................................          74,550
  Senior Vice President -- Operations
All executive officers as a group...........................         463,227
All employees as a group....................................       1,036,150

BOARD OF DIRECTORS RECOMMENDATION

     The affirmative vote of a majority of the shares represented at the 1997 annual meeting of shareholders in person or by proxy will be needed to approve the Plan as amended and restated. The Board believes that such approval is essential to enable the Company to continue to attract and retain qualified employees in an extremely competitive oil and gas industry. The proposal to increase the number of shares reserved for issuance under the Plan is considered appropriate in light of the substantial increase in the number of outstanding shares since the last amendment of the Plan in 1994. The proposed amendment to allow transferability of nonqualified stock options and to allow retired former employees to hold nonqualified stock options will provide an additional benefit to officers and key employees of the Company in the form of an estate planning tool in the former instance and an important long-term retention device which provides a longer period of time to realize a benefit from options granted during their employment by the Company in the latter. Finally, the amendments to conform the Plan to new Rule 16b-3 will achieve consistency between the Plan and the law and will allow the Board greater flexibility to grant awards under the Plan. Management believes that this additional flexibility is desirable and that approval of the amendments to the Plan will contribute to the continuation of the Company's history of employee longevity.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF APPROVING THE AMENDMENTS TO THE PLAN.

                             APPROVAL OF AMENDMENTS
                     TO 1990 NONQUALIFIED STOCK OPTION PLAN

     The 1990 Nonqualified Plan ("Nonqualified Plan") was originally adopted and approved by the Company's shareholders in 1990. The purposes of the Nonqualified Plan are to retain as independent nonemployee directors on the board of directors persons of training, experience and ability; to encourage the sense of proprietorship of such persons; and to stimulate the active interests of such persons in the development and financial success of the Company. As originally adopted, a maximum of 150,000 shares of Common Stock could be issued pursuant to the Nonqualified Plan. This maximum number of shares under the Nonqualified Plan increased to 165,000 as a result of a 10% stock dividend in September, 1994. On February 10, 1997, the Board, subject to approval by the shareholders of the Company, approved (i) an amendment to increase the number of shares of common stock reserved for issuance under the Nonqualified Plan by 285,000 to a total of 450,000 shares, (ii) an amendment to allow transferability of options to retirement or pension plans, to "immediate family members," directly or in certain forms of indirect ownership, or to certain trusts and (iii) several amendments to remove provisions no longer required by Rule 16b-3 under the Exchange Act to be included in the Plan. The shareholders are being asked to approve an amended and restated version of the Nonqualified Plan reflecting the foregoing amendments.

     COPIES OF THE AMENDED AND RESTATED NONQUALIFIED PLAN AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITING TO THE COMPANY AT 16825 NORTHCHASE DRIVE, SUITE 400, HOUSTON, TEXAS 77060, ATTENTION: NANCY SCHLOTTMAN, OR CALLING (713) 874-2700.

INCREASE IN THE NUMBER OF SHARES AVAILABLE

     The Board is proposing to increase the number of shares available under the Nonqualified Plan to allow continued grants of options to Directors of the Company. The Company has granted to its nonemployee Directors nonqualified stock options under the Nonqualified Plan covering a total of 151,150 shares. At December 31, 1996, options covering 145,650 shares were outstanding under the Nonqualified Plan, of which 73,960 were exercisable, and 5,500 options had been exercised under the Nonqualified Plan. Only 13,850 shares remain available to cover future grants under the Nonqualified Plan, which is likely to be insufficient to allow future grants through the coming year. If the number of shares available under the Nonqualified Plan is increased, the proposed total of 450,000 shares reserved under the Nonqualified Plan should allow the Company to continue to reward the Directors for their service for a number of years to come.

TRANSFERABILITY OF NONQUALIFIED STOCK OPTIONS

     The Board is proposing to amend the Plan to allow the Committee to make awards of options which permit transfer by the director to the director's retirement plan, pension plan or to certain trusts, or to the director's spouse, children or grandchildren ("Immediate Family Members"), either directly or in certain forms of indirect ownership. Such transferability would provide an estate planning tool for the directors of the Company eligible to receive awards under the Plan. This proposed amendment was made possible by the revisions to Rule 16b-3 discussed above. See "Approval of Amendments to 1990 Stock Compensation Plan -- Amendments to Conform the Plan to New Rule 16b-3." The conditions to the transfer of nonqualified stock options under the Plan would be as follows: (i) the transfer must be a gift; (ii) the option agreement or an amendment thereto must specifically provide for transferability; and (iii) the transferee may not make subsequent transfers of the option except to transferees to whom the director could have transferred the option or by will or the laws of intestate distribution. Furthermore, following the transfer, options would continue to be subject to the same terms and conditions applicable to the option prior to the transfer. The purpose of these restrictions is to avoid creating a market in the options granted pursuant to the Plan, which would be detrimental to one of the stated purposes of the Nonqualified Plan, which is to encourage directors to acquire a long-term proprietary interest in the Company.

AMENDMENTS TO CONFORM THE NONQUALIFIED PLAN TO NEW RULE 16B-3

     As discussed above, the SEC substantially revised Section 16b-3 effective November 1, 1996 to simplify the requirements for complying with Rule 16b-3. Because the Nonqualified Plan was originally drafted to comply with Rule 16b-3 as it existed in 1990, it currently contains many provisions that are no longer required to be included in the Nonqualified Plan under the new Rule 16b-3. In response to these changes, the Board is proposing to make several amendments to conform the Nonqualified Plan to new Rule 16b-3. The amendments would: (i) delete the requirement that only "disinterested persons" are allowed to exercise any discretion concerning decisions regarding the Plan; (ii) delete the prohibition against transfers of options; and (iii) delete the requirement for shareholder approval of amendments to the Nonqualified Plan except in cases where such approval is required by the New York Stock Exchange. The principal reason for these amendments is to ensure that the Nonqualified Plan is consistent with current law and to afford the Committee additional flexibility to structure awards under the Nonqualified Plan.

SUMMARY OF THE NONQUALIFIED PLAN AS PROPOSED TO BE AMENDED

     Under the Nonqualified Plan, each nonemployee director is granted options to purchase 10,000 shares of the Company's common stock on the date he first becomes a nonemployee director. Additionally, on the day after each annual meeting of the shareholders, each individual who is a nonemployee director on that date is automatically granted options to purchase 5,000 shares of the Company's common stock. A grant of options to a nonemployee director is reduced to the extent that it would cause him to hold unexercised options to purchase more than 60,000 shares ("Option Maximum") of the Company's common stock. On the date on which the automatic grant of options under the Nonqualified Plan would exceed the Option Maximum for a director, the number of shares with respect to which options are automatically granted are reduced or eliminated so that the director's shares of all Company stock covered by outstanding options do not exceed the Option Maximum. If a director subsequently exercises any of his outstanding options to purchase shares of the Company's stock, the shares so purchased are no longer considered to be outstanding options for purposes of the Option Maximum. Options are exercisable in installments as provided in the Option Agreement; provided, however, that no option is exercisable during the first year after grant. Options granted under the Nonqualified Plan to date (i) have an exercise price equal to the highest closing price of the Company's common stock on any established national exchange on the date of grant, (ii) are for a term of 10 years from the date of grant, and (iii) become exercisable for 20% of the shares covered thereby on each of the first five anniversaries of the date of grant. Under the proposed amendments, options may be transferred, with some restrictions, to a director's retirement or pension plan, to Immediate Family Members, either directly or in certain forms of indirect ownership, or to certain trusts.

     Shares Subject to Plan. The maximum number of shares of common stock with respect to which options may be granted under Nonqualified Plan will be 450,000 shares, subject to adjustment in the event of a reorganization, stock split, stock dividend, merger, consolidation or other change in capitalization of the Company.

     Change of Control. In the event of a change of control of the Company as a result of a tender offer, business combination or other events described in the Nonqualified Plan, all options then outstanding at least one year shall become fully exercisable.

     Amendment. The Board may amend or terminate the Nonqualified Plan without shareholder approval at any time except that the Board must obtain approval of the shareholders to make any amendment that must be approved by the shareholders under the rules of any national stock exchange on which the Company's shares are listed.

AWARDS UNDER PLAN

     The table presented above under "Election of Directors -- Compensation to Directors" sets forth information regarding awards of stock options under the 1990 Nonqualified Plan from its inception through December 31, 1996, to nonemployee directors.

BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the shares represented at the 1997 annual meeting of shareholders in person or by proxy will be needed to approve the amendments to the Nonqualified Plan. The Board believes that increasing the number of shares available under the Nonqualified Plan is important in helping the Company to continue to retain qualified nonemployee directors. The adoption of the proposed amendment to increase the number of shares reserved for issuance under the Nonqualified Plan is viewed as appropriate in light of the increase in the Company's issued and outstanding common stock since the Nonqualified Plan was adopted in 1990. The amendment to allow transferability of options under the Nonqualified Plan will provide an additional benefit to the directors of the Company in the form of increased estate planning capabilities without decreasing the benefits to the Company of its directors having a proprietary interest in the Company. Finally, the amendments to bring the Nonqualified Plan into conformity with new Rule 16b-3 are desirable not only to achieve consistency with the new Rule 16b-3, but also to provide the Board with the greatest flexibility in granting options under the Nonqualified Plan. Management believes that the approval of the amendments to the Nonqualified Plan will contribute to the continuation of the Company's history of success and stability.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF APPROVING THE AMENDMENTS TO THE 1990 NONQUALIFIED PLAN.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information concerning the shareholdings, as of March 1, 1997, of the seven current members of the board of directors, each of the Company's five most highly compensated executive officers, all executive officers and directors as a group, and each person who beneficially owned more than five percent of the Company's outstanding common stock.

                                                                                       SHARES OF COMMON STOCK
                                                                                       BENEFICIALLY OWNED AT
                                                                                          MARCH 1, 1997(1)
                                                                                      ------------------------
                                                                                                   PERCENT OF
                                                                                                      CLASS
        NAME OF PERSON OR GROUP                            POSITION                    NUMBER      OUTSTANDING
        -----------------------                            --------                   ---------    -----------
A. Earl Swift...........................  Chairman of the Board, President, Chief
                                            Executive Officer                           284,342(2)         1.9%
Virgil N. Swift.........................  Vice Chairman of the Board, Executive Vice
                                            President -- Business Development           319,389            2.1%
G. Robert Evans.........................  Director                                        6,400                (3)
Raymond O. Loen.........................  Director                                      144,256(4)         1.0%
Henry C. Montgomery.....................  Director                                       33,780                (3)
Clyde W. Smith, Jr......................  Director                                       17,400                (3)
Harold J. Withrow.......................  Director                                       18,600                (3)
Terry E. Swift..........................  Executive Vice President, Chief Operating
                                            Officer                                      92,401                (3)
John R. Alden...........................  Senior Vice President -- Finance, Chief
                                            Financial Officer, Secretary                 76,351                (3)
James M. Kitterman......................  Senior Vice President -- Operations            66,426                (3)

All executive officers & directors as a group (12 persons)..........................  1,151,468            7.4%

Driehaus Capital Management, Inc....................................................    834,202(5)         5.5%(5)
  25 East Erie Street
  Chicago, Illinois 60611

Foreign & Colonial Management Limited...............................................    863,069(6)         5.7%(6)
Hypo Foreign & Colonial Management (Holdings) Limited
  Exchange House, Primrose Street
  London EC2A 2NY England

FMR Corp............................................................................  1,716,295(7)       11.27%(7)
  82 Devonshire Street
  Boston, Massachusetts 02109

Franklin Resources, Inc.............................................................    870,050(8)         5.7%(8)
  777 Mariners Island Blvd.
  San Mateo, California 94404

George D. Bjurman & Associates......................................................    926,990(9)         6.1%(9)
  10100 Santa Monica Blvd., Suite 1200
  Los Angeles, California 90067

---------------

(1) Unless otherwise indicated in the footnotes below, the number of shares of common stock held and percent outstanding are as of March 1, 1997. Unless otherwise indicated below, the persons named have sole voting and investment power over the number of shares of the Company's common stock shown as being owned by them. The table includes the following shares that were acquirable within 60 days following March 1, 1997 by exercise of options granted under the Company's stock option plans: Mr. A. E. Swift -- 54,648; Mr. V. N.
    Swift -- 45,324; Mr. Evans -- 4,400; Mr. Loen -- 27,400; Mr.
    Smith -- 10,900; Mr. Montgomery -- 30,370; Mr. Withrow -- 16,400; Mr. T. E.
    Swift -- 69,040; Mr. Alden -- 56,166; Mr. Kitterman -- 48,290; and all executive officers and directors as a group -- 440,808.

(2) Includes 858 shares held by Mr. Swift's wife.

(3) Less than one percent.

(4) Includes 11,300 shares as to which Mr. Loen, as co-trustee for an HR-10 Retirement Plan, shares voting and investment power with his wife; 70,000 shares held by his wife (who holds sole voting and investment power as to those shares and 3,680 shares held in her IRA), and 4,554 shares held in Mr. Loen's IRA.

(5) Based on a Schedule 13G dated February 13, 1997 filed with the Securities and Exchange Commission, Driehaus Capital Management, Inc. ("Driehaus"), an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 834,202 shares of the Company's common stock as a result of acting as an Investment Adviser for numerous individual clients on a fully discretionary basis. Driehaus reports sole power to vote all of these shares but no dispositive power with respect to these shares.

(6) Based on Schedule 13G dated February 10, 1997 filed with the Securities and Exchange Commission, Foreign & Colonial Management Limited ("F&C") is deemed to have beneficial ownership of 863,069 shares of the Company's stock. F&C is an Investment Adviser registered under the Investment Advisers Act of 1940 and is a wholly-owned subsidiary of Hypo Foreign & Colonial Management (Holdings) Limited.

(7) Based on a Schedule 13G dated February 14, 1997 filed with the Securities and Exchange Commission, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 1,716,295 shares of the Company's stock as a result of acting as an investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Funds"). Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholder's voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has any power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees.

(8) Based on Schedule 13G dated February 12, 1997 filed with the Securities Exchange Commission, Franklin Advisers Inc. ("Advisers"), a wholly-owned subsidiary of Franklin Resources, Inc. ("FRI") and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 870,050 shares of the Company's common stock as a result of acting as an investment adviser to one or more open or closed-end investment companies or other managed accounts. These shares of the Company's common stock include 865,050 shares that would result upon conversion of 30,000,000 units of the Company's 6.25% Convertible Subordinated Notes due 2006. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. Accordingly, Messrs. Charles B. and Rupert H.

    Johnson and FRI may each be deemed to be the beneficial owner of the shares of the Company's common stock managed by Advisers.

(9) Based on a Schedule 13G dated as of January 10, 1997 filed with the Securities and Exchange Commission, George D. Bjurman & Associates ("GDBA"), an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 926,990 shares of the Company's common stock as a result of acting as an Investment Adviser to its clients. GDBA reports shared voting and dispositive power with respect to all of these shares, but only to the extent that its clients may be able to give instructions that would supersede GDBA's otherwise full discretionary authority over the disposition or voting of the securities in its portfolios. George Andrew Bjurman and Owen Thomas Barry III may, as a result of their ownership in and positions with GDBA, be deemed to be indirect beneficial owners of the equity securities held by GDBA. Messrs. Bjurman and Barry, however, disclaim beneficial ownership with respect to the shares of the Company's common stock held by GDBA.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are appointed annually by the board of directors. Information regarding A. Earl Swift, President, Chief Executive Officer and Chairman of the Board, and Virgil N. Swift, Executive Vice President -- Business Development and Vice Chairman of the Board, is set forth above under "Election of Directors -- Nominees." Set forth below is certain information, as of the date hereof, concerning the other executive officers of the Company.

     Terry E. Swift, 41, was appointed Executive Vice President and Chief Operating Officer of the Company in 1991. He served as Senior Vice
President -- Exploration and Joint Ventures from 1990 to 1991 and as Vice President -- Exploration and Joint Ventures from 1988 to 1990. Mr. Swift has a degree in Chemical Engineering and a Master's Degree in Business Administration. He is the son of A. Earl Swift.

     John R. Alden, 51, was appointed Senior Vice President -- Finance and Chief Financial Officer in 1990. He is also Secretary of the Company. He joined the Company in 1981 and prior to 1990 he served the Company as its secretary and its principal financial officer under a variety of titles. Mr. Alden holds a degree in Accounting and a Master's degree in Business Administration.

     Bruce H. Vincent, 49, joined the Company as Senior Vice President -- Funds Management in 1990. Mr. Vincent acted as President of Vincent & Company, an investment banking firm, from 1988 to 1990. Mr. Vincent holds a degree in Business Administration and a Master's degree in Finance.

     James M. Kitterman, 52, was appointed Senior Vice President -- Operations in May 1993. He had previously served as Vice President -- Operations since joining the Company in 1983. Mr. Kitterman holds a degree in Petroleum Engineering and a Master's degree in Business Administration.

     Alton D. Heckaman, Jr., 40, was appointed Vice President and Controller in May 1993. He had previously served as Assistant Vice President -- Finance and Controller since 1986. Mr. Heckaman joined the Company in 1982. He is a Certified Public Accountant and holds a degree in Accounting.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) for the fiscal years ended December 31, 1994, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM            ALL OTHER
                                                         ANNUAL COMPENSATION           COMPENSATION        COMPENSATION($)
                                                  ---------------------------------   ---------------    -------------------
                                                                     BONUS(1)             AWARDS
                                                               --------------------   ---------------
                NAME AND                                                                SECURITIES         LIFE
               PRINCIPAL                                                                UNDERLYING       INSURANCE    401(K)
                POSITION                  YEAR    SALARY($)    CASH($)     STOCK($)   OPTIONS/SARS(#)     ($)(2)      ($)(3)
               ---------                  ----    ---------    --------    --------   ---------------    ---------    ------
A. Earl Swift                             1996    $307,000     $171,805    $43,095        30,000         $ 79,728     $7,500
  Chief Executive Officer,                1995     278,400       90,000     90,000             0           80,073      7,500
  President                               1994     278,400      128,000     32,000        12,100(4)       102,240      7,500
Virgil N. Swift                           1996     250,900       55,946     14,089        12,000           47,669      7,500
  Executive Vice President --             1995     171,968       35,391      8,836             0           47,669      7,500
  Business Development                    1994     190,600       23,898      5,975        12,100(4)        29,019      7,500
Terry E. Swift                            1996     230,009       71,847     11,603        15,000            6,700      7,500
  Chief Operating Officer,                1995     158,300       33,675      8,358             0            6,700      7,500
  Executive Vice President                1994     158,300       21,117      5,279        52,756            6,138      7,500
John R. Alden                             1996     187,701       65,881     10,221        12,000           14,056      7,500
  Chief Financial Officer,                1995     142,500       27,462      6,086             0           14,056      7,500
  Senior Vice President -- Finance        1994     142,500       17,296      4,324        37,730           11,419      7,500
James M. Kitterman                        1996     180,150       39,179      9,669         8,000           14,363      7,500
  Senior Vice President --                1995     138,400       28,430      7,164             0           14,363      7,500
  Operations                              1994     138,400       17,353      4,338        46,750           12,328      7,500

---------------

(1) Bonus amounts reported for 1996, 1995 and 1994 include bonuses earned during those years, but actually paid in the following year.

(2) Represents insurance premiums paid by the Company during the covered fiscal year with respect to life insurance for the benefit of the named executive officer.

(3) Contributions by the Company (one-half in cash and one-half in Company stock) for the account of the named executive officer to the Swift Energy Company Employee Savings Plan.

(4) Previously granted options for 12,100 shares that were extended and repriced in 1994.

EMPLOYMENT CONTRACTS

     Effective June 1, 1994, Virgil Swift commenced a five year employment agreement which provided for an immediate 40% reduction in salary, coupled with an immediate 25% reduction in working hours, decreasing to a 50% work schedule at the commencement of the third year of the agreement and continuing for the remaining term thereof. The agreement has since been amended in light of the fact that Mr. Swift has actually worked more hours than originally contemplated to reflect a commensurate increase in his salary. The contract also provides for a payment of $55,550 for four years in consideration of Mr. Swift's agreement not to compete with the Company for a period of seven years, although if Mr. Swift's employment is terminated by the Company upon a change in control (as defined under "Change of Control Arrangements" below), he is entitled to receive the non-competition payments without compliance with those provisions and his remaining salary in one lump sum, discounted to present value at 8% per annum.

     Effective November 1, 1995, the Company entered into employment agreements with its other five most senior executive officers, A. Earl Swift, President, Terry E. Swift, Executive Vice President, and its three

Senior Vice Presidents, John R. Alden, James M. Kitterman and Bruce H. Vincent. All of the agreements (other than that for A. Earl Swift) provide for an initial three-year term, which is automatically extended for one year on each anniversary thereof. These agreements provide for payment of six months' salary (plus, for A. Earl Swift, two weeks' salary for every year of service to the Company) and six months' continuation of medical benefits upon termination of employment other than for "cause." The agreements can be terminated by the Company (other than for "cause") only by a majority of Continuing Directors. Upon employment termination in connection with or following a change of control (as defined under "Change of Control Arrangements" below), the executives are entitled to receive 18 months' salary plus two weeks' salary for every year of service to the Company, and continuation of certain insurance coverages for certain periods. Following termination of employment all outstanding vested and non-vested stock options held by the executives will be converted into non-qualified five year options for the same number of shares at the same exercise prices, or the closing price of the Company's common stock on the New York Stock Exchange if it is lower.

     A. Earl Swift's employment agreement is similar to those for the other executives, with the following exceptions. The term is eight years, the first three of which cover his full-time employment by the Company under the same compensation arrangements which have been in place over the past several years. The last five years of the agreement cover up to twenty hours per week, 46 weeks per year on specific matters designated by the Board of Directors. During this five year period, Mr. Swift's compensation will be one-half his annual base compensation at the end of the third year of the contract, plus any bonus provided by the Board of Directors. In the event of a change of control during the first three years of the agreement, Mr. Swift's compensation for the remaining term of the agreement shall be at least as much as for the last preceding year, or, if a change of control occurs during the last five years of the agreement, at least the average of his total compensation during the first three years of the agreement. Mr. Swift's contract provides for a payment of $75,850, plus 17% of his total compensation during the third year of the agreement, for five years in consideration of Mr. Swift's agreement not to compete with the Company for a period of up to eight and one-half years. In the event of a change of control, these amounts are payable in the same manner as provided in Virgil Swift's agreement described above, together with two weeks' salary for every year of service to the Company.

STOCK OPTION GRANTS

     The following table contains information concerning the grant of stock options during 1996 to the named executive officers under the Company's 1990 Stock Compensation Plan:

                                                              INDIVIDUAL GRANTS                         GRANT DATE
                                          ----------------------------------------------------------      VALUE
                                                          % OF TOTAL                                    ----------
                                            NUMBER      OPTIONS GRANTED    EXERCISE OR                  GRANT DATE
                                          OF OPTIONS     TO EMPLOYEES      BASE PRICE     EXPIRATION     PRESENT
                  NAME                     GRANTED      IN FISCAL YEAR       ($/SH)          DATE        VALUE(1)
                  ----                    ----------    ---------------    -----------    ----------    ----------
A. Earl Swift...........................    30,000          10.82%           $28.50        12/26/06      $543,630
Virgil N. Swift.........................    12,000           4.33%            28.50        12/26/06       217,452
Terry E. Swift..........................    15,000           5.41%            28.50        12/26/06       271,815
John R. Alden...........................    12,000           4.33%            28.50        12/26/06       217,452
James M. Kitterman......................     8,000           2.89%            28.50        12/26/06       144,968

---------------

(1) Using Black-Scholes option pricing model.

OPTION VALUES

     The following table contains information concerning the number and value of unexercised options held by the named executive officers at December 31, 1996:

                            FY-END OPTION/SAR VALUES

                                              NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED                IN-THE-MONEY
                                           OPTIONS/SARS AT FY-END (#)      OPTIONS/SARS AT FY-END($)(1)
                                          -----------------------------    -----------------------------
                  NAME                    EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
                  ----                    -----------     -------------    -----------     -------------
A. Earl Swift...........................    54,647           42,233        $1,146,627        $295,141
Virgil N. Swift.........................    45,324           22,517           947,097         232,956
Terry E. Swift..........................    69,041           55,959         1,450,769         863,650
John R. Alden...........................    56,167           42,293         1,171,845         639,890
James M. Kitterman......................    48,291           42,209           999,712         714,731

---------------

(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option. The value of unexercised in-the-money options equals the market price of shares at December 31, 1996 ($29.875 per share) less the exercise price.

CHANGE OF CONTROL ARRANGEMENTS

     Under the 1990 Stock Compensation Plan and the 1990 Nonqualified Plan (collectively, the "Plans"), the occurrence of a change of control of the Company will (unless the board of directors provides otherwise prior to the change of control) cause all outstanding stock options to become fully exercisable, other than options that have been outstanding less than one year. A "change of control" is defined in the Plans to mean any of the following events:
(i) any person or group becomes the beneficial owner of shares having 40% or more of the votes that may be cast for the election of directors; (ii) as a result of any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, persons who were directors of the Company immediately prior to such event cease to constitute a majority of the board of directors; (iii) the shareholders of the Company approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or (iv) a tender offer or exchange offer is made for shares of the Company's common stock (other than by the Company) and shares are acquired thereunder.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The board of directors first established its Compensation Committee in 1982. The Compensation Committee has always been composed solely of nonemployee directors, and has set executive compensation since that time. Since 1987, when the Compensation Committee undertook an evaluation of the Company's policies, compensation has been based upon Company performance.

     Philosophically, the Compensation Committee and the Company's Chief Executive Officer believed it to be beneficial to the Company in its early years to keep executive compensation in the low to middle ranges in comparison to levels paid by comparable entities, particularly in comparison to many companies in the oil and gas industry in which compensation levels grew rapidly during the late 1970s and early 1980s. Since 1987, the bonus compensation of the Company's Chief Executive Officer has been based almost solely upon the Company's performance, as described below.

     In 1987 the Compensation Committee instituted an annual bonus for the Chief Executive Officer equal to a sliding scale percentage of total partnership and joint venture funds raised by the Company in that year, providing that only the lowest bonus was to be paid, regardless of the amounts of funds raised, if the Company's earnings did not increase by at least 15% in that year. This formula was adopted at a time when most of the Company's earnings were derived from earned interests and fees from partnership and joint venture activities. In late 1989, as the proportion of the Company's revenues from oil and gas sales began to grow significantly, the Compensation Committee adopted a new incentive compensation system for the Company's executive officers, and revised the bonus formula for the Chief Executive Officer, to one based upon earnings per share and growth in oil and gas reserves, as described in detail below. In 1995, the Compensation Committee further modified its criteria to reflect the importance of cash flow to an oil and gas company and the Company's increased emphasis on exploration and drilling activities, in addition to acquisition of producing properties, given the Compensation Committee's belief that successful drilling activities are based upon a high level of drilling prospects. Accordingly, in 1995, the Compensation Committee amended the bonus formula in the 1990 Stock Compensation Plan to add two factors: year-to-year increases in both cash flow per share and probable reserves. The 1990 Plan, as amended, was used for determining 1994, 1995 and 1996 incentive awards based upon Company performance in each of those years.

COMPENSATION CRITERIA AND PERFORMANCE MEASUREMENT

     The Company's executive compensation consists of three components: base salary, annual incentive bonuses, and long term stock-based incentives.

     BASE SALARY for a particular year is based upon (i) the executive's scope of responsibility, (ii) an evaluation of each executive's individual performance during the year, (iii) an attempt to keep executive salaries within the range paid by comparably sized oil and gas exploration and production companies, based in part upon an annual survey provided by an outside consultant on a group of 37 independent oil and gas companies with market capitalizations between $20 million and $1.8 billion (the "Compensation Survey Group"), and (iv) an evaluation of the Company's performance during the preceding year, including the Company's earnings, reserve growth, cash flow and levels of general and administrative expenses. Individual performance evaluation is based upon each executive's review of his own performance throughout the year and upon a performance review by the Company's Chief Executive Officer, and in the case of the Chief Executive Officer, a review of his performance by the Compensation Committee.

     The Compensation Survey Group includes only one company in common with the Dow Jones Oil, Secondary Index (the "Index") used in the "Five Year Shareholder Return Comparison" set forth herein. The Compensation Survey Group is used by the Company for purposes of executive compensation comparison because it constitutes a broader group than the group of 17 companies included in the Index, and because the Compensation Survey Group is comprised of companies somewhat closer in size and line of business to the Company than the companies included in the Index. The Index was selected in accordance with Securities and Exchange Commission rules solely for shareholder return comparison purposes because it is a published industry index.

     ANNUAL INCENTIVE BONUSES for a particular year are awarded after the end of that year, based on both individual and Company performance during that year. Bonuses are awarded under the 1990 Stock Compensation Plan (the "1990 Plan") in the form of Performance Bonus Awards, which may be either in cash or in shares of the Company's common stock as determined by the Compensation Committee. The amount of an executive officer's Performance Bonus Award for a particular year is determined under a formula that utilizes the following factors: (i) the increase in earnings per share during that year (a measure of short-term performance); (ii) the increase in the cash flow per share during that year (a measure of short-term performance); (iii) the increase in the volume of the Company's proved oil and gas reserves during that year (a measure of long-term performance); (iv) the increase in the probable oil and gas reserves during that year (a measure of long-term performance); and (v) the overall performance of that executive officer in contributing to the Company's achievement of its strategic objectives, as evaluated by the Compensation Committee. The 1990 Plan, prior to being amended in 1995, did not include the factors of increases in cash flow per share and increases in probable reserves, while two of the factors, earnings per share and reserve growth, are the same performance factors upon which the Company's goals in its 1988 strategic plan were based. Generally, the three broad categories of performance factors, short-term factors, long-term factors and individual performance factors, are given equal weight, except that the Committee may make adjustments in the bonus formula or in the performance factors considered on a uniform basis among all the executive officers

(other than the Chief Executive Officer, as to whom a different adjustment may be made). In determining Performance Bonus Awards for 1995 (determined and paid in 1996), the Committee considered the small increase in cash flow per share, the increase in net proved reserves of 70% and a smaller increase in probable reserves from 1995 to 1996, as well as the slight decrease in earnings per share before the cumulative effect of a change in accounting principles. The Committee took into account, with respect to earnings per share, that the Company issued 5,750,000 additional shares of Common Stock in 1995 pursuant to a public offering. In determining Performance Bonus Awards for 1996 (determined and paid in 1997), the Committee considered the substantial increase (in excess of 150%) in both earnings per share and cash flow per share and more moderate increases in net proved reserves and probable reserves of 47% and 40%, respectively. For both 1995 and 1996, the Compensation Committee also took into account individual performance ratings reflecting individual contribution and contribution to group effectiveness.

     Under the 1990 Plan, executive officers may receive Performance Bonus Awards normally in the range of up to 35% of their base salaries, and the Chief Executive Officer may receive an award normally in the range of up to 70% of his base salary. Awards paid in the last three years averaged 27.6% of executive officers' base salaries and 64.2% of the Chief Executive Officer's base salary.

     The Performance Bonus Award to the Chief Executive Officer additionally differs from those awarded to the other executive officers in that the size of the Chief Executive Officer's Performance Bonus Award is more closely tied to Company performance, so that it has varied more widely from year to year than the awards to other executive officers.

     LONG-TERM STOCK-BASED INCENTIVES are provided through annual grants of incentive stock options to executives and others under the 1990 Plan. This component is intended to retain and motivate executives to improve long-term shareholder value. Stock options are granted at the prevailing market price and will only have value if the Company's stock price increases. Grants have always vested in equal amounts over five years; executives must be employed by the Company at the time of vesting in order to exercise the options.

     The Compensation Committee determines a total number of options to be granted in any year based on the total number of outstanding unexercised executive options, so as to avoid excessive dilution of the shareholders' value in the Company through executive option exercises. Out of the number so determined, options are granted to executive officers in varying amounts, roughly related to their levels of executive responsibility. Outstanding historical performance by an executive officer may be recognized through a larger than normal option grant.

     The Company believes that its compensation policy described above provides an excellent link between the value created for shareholders and the compensation paid to executive officers.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR 1996

     Base Salary. The Chief Executive Officer's base salary in 1996 was $307,000, which was $28,600 more than his base salary in 1995. The Compensation Committee's determination was based on the factors described above under "-- Compensation Criteria and Performance Measurement -- Base Salary."

     Bonus. As noted in the section on "Annual Incentive Bonuses" above, the Committee may give a different weighting to the five bonus formula performance factors in determining the Chief Executive Officer's bonus than it uses in determining bonuses for other executive officers. In determining the Chief Executive Officer's bonus, the Committee has typically given more weight to factors based upon the Company's performance than to its evaluation of his general contribution, since the Committee does not observe and supervise such performance on a day-to-day basis. For 1994, the Committee reduced the total bonus of the Chief Executive Officer from $170,000 in 1993 ($136,000 in cash and $34,000 in stock), or approximately 65% of base salary, to $160,000 in 1994 ($128,000 in cash and $32,000 in stock), or approximately 56% of base salary. However, due to an increase in base salary in 1994, the Chief Executive's total compensation increased slightly. For 1995, based on the factors described above, the Committee increased the Chief Executive Officer's total bonus from $160,000 in 1994 to $180,000 in 1995. However, the Committee reduced the cash portion of the bonus from $128,000 to $90,000, increasing the stock portion from $32,000 to $90,000.

For 1996, the Committee increased the Chief Executive Officer's total bonus from $180,000 in 1995 to $214,900 in 1996 ($171,805 in cash and $43,095 in stock).

     Stock Options. The Chief Executive Officer was granted options to purchase 30,000 shares of common stock at an exercise price of $28.50 on December 26, 1996 (as were 45 other employees, including six other executive officers, in varying amounts). As explained above under "-- Compensation Criteria and Performance Measurement -- Long-Term Stock-Based Incentives," the Compensation Committee determined a total number of executive options to be granted based on the number of unexercised options held by the executive officers as a group at the time of grant, and allocated a portion of that total to the Chief Executive Officer based upon the scope of his responsibilities.

     Section 162(m) of the Internal Revenue Code. The Compensation Committee does not propose to adopt any particular policy with respect to Section 162(m) of the Internal Revenue Code, which was adopted by Congress in 1993 and limits the deductibility of compensation paid to any individual in excess of $1 million per year. The Company has not paid and does not anticipate paying compensation at these levels, and even including the unrealized value of unexercised stock options granted in any given year, does not believe that these provisions will be relevant to the Company's executive compensation levels for the foreseeable future.

                                            COMPENSATION COMMITTEE

                                            Raymond O. Loen, Chairman
                                            Henry C. Montgomery
                                            Harold J. Withrow

FORWARD LOOKING STATEMENTS

     The information contained in this Proxy Statement that is not historical, such as information regarding increases in oil and gas reserves contained in the Compensation Committee Report, are "forward-looking statements," as that term is defined in Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. Estimates of proved reserves represent quantities of oil and gas which, upon analysis of engineering and geologic data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. When economic or operating conditions change, the Company's proved reserves can differ materially from those stated in such "forward-looking statements."

FIVE YEAR SHAREHOLDER RETURN COMPARISON

     The graph below compares the cumulative total return on the Company's common stock to that of (i) the Standard & Poor's 500 Stock Index and (ii) the Dow Jones Oil, Secondary Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                AMONG SWIFT ENERGY COMPANY, THE S & P 500 INDEX
                    AND THE DOW JONES OIL - SECONDARY INDEX

* $100 invested on 12/31/91 in stock or index -- including reinvestment of dividends.
  Fiscal year ending December 31.

            MEASUREMENT PERIOD                                                               DOW JONES OIL -
          (FISCAL YEAR COVERED)             SWIFT ENERGY COMPANY         S & P 500              SECONDARY
                  1991                              100                     100                   100
                  1992                              152                     108                   101
                  1993                              158                     118                   112
                  1994                              179                     120                   108
                  1995                              220                     165                   125
                  1996                              548                     203                   154


     "Cumulative total return" equals (i) the change in share price during the measurement period plus cumulative dividends for the measurement period (assuming dividend reinvestment), divided by (ii) the share price at the beginning of the measurement period.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In the ordinary course of its business, the Company acquires interests in exploratory and developmental oil and gas prospects and sells interests in such prospects to unaffiliated third parties. For the past several years, the Company has made available for sale to its executive officers and certain other employees a portion of the interests in certain prospects that would otherwise have been sold to third parties. Interests in a prospect are sold to the Company's employees on terms identical to those at which interests are sold to third party investors in that prospect. As a result of enhanced drilling activity, the amounts invested by officers and employees in such prospects in 1995 and 1996 increased significantly over previous years. During 1996, leasehold and drilling costs associated with such investments in excess of $60,000 were incurred as follows: A. Earl Swift -- $135,957, Virgil N.
Swift -- $259,379, Terry E. Swift -- $106,621, John R. Alden -- $95,080.
Unaffiliated third parties have invested in all of the prospects in which the officers invested, on identical terms.

                                    AUDITORS

     Arthur Andersen LLP, certified public accountants, has served as the independent auditors of the Company since its inception. While management anticipates that this relationship will continue to be maintained during 1997 and subsequent years, it is not proposed that any formal action be taken at the meeting with respect to the continued employment of Arthur Andersen LLP, inasmuch as no such action is legally required. A representative from Arthur Andersen LLP will be present at this year's meeting of shareholders. Such representative will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any shareholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 1998 annual meeting of shareholders, scheduled to be held May 12, 1998, shall submit such proposal to the Company on or before December 8, 1997.

                                            By Order of the Board of Directors

                                            /s/ JOHN R. ALDEN

                                            JOHN R. ALDEN
                                            Secretary

Houston, Texas
April 8, 1997

                              SWIFT ENERGY COMPANY
                          1990 STOCK COMPENSATION PLAN
                   (AMENDED AND RESTATED AS OF MAY 13, 1997)


1.     PURPOSE.

       This 1990 Stock Compensation Plan (Amended and Restated as of May 13,
1997) (the "Plan") is intended as an incentive to encourage stock ownership by certain officers and employees of SWIFT ENERGY COMPANY (the "Company"), or of its subsidiary corporations (the "Subsidiaries," as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time), so that they may acquire or increase their proprietary interest in the success of the Company and Subsidiaries, and to encourage them to remain in the employ of the Company or of the Subsidiaries. The Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.     DEFINITIONS.

       For purposes of this Plan, the following terms shall have the meanings set forth below:

       (a) "AWARD" or "AWARDS" means an award or grant made to a Participant under Sections 6 through 9, inclusive, of the Plan.

       (b)    "BOARD" means the Board of Directors of the Company.

       (c) "CODE" means the Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder.

       (d) "COMMITTEE" means the Compensation Committee of the Board, or any committee of the Board performing similar functions, constituted as provided in
Section 3 of the Plan.

       (e) "COMMON STOCK" means the Common Stock of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

       (f) "COMPANY" means Swift Energy Company, a Texas corporation, or any successor corporation.

       (g) "DEFERRED COMPENSATION STOCK OPTION" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is specifically designated as such.

       (h) "DISABILITY" means permanent and total disability. An individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

       (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

       (j) "FAIR MARKET VALUE" means on any given date (i) the highest closing price of the Common Stock on any established national exchange or exchanges or, if no sale of Common Stock is made on such day, the next preceding day on which there was a sale of such stock, or (ii) if the Common Stock is not listed on an established stock exchange, the mean between the closing bid and low asked quotations of the Common Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. for such date.

       (k) "IMMEDIATE FAMILY MEMBER" means the spouse, children or grandchildren of the Participant.

       (l) "INCENTIVE STOCK OPTION" means any Stock Option (as defined below) that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

       (m) "NONQUALIFIED STOCK OPTION" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

       (n) "PARTICIPANT" means an employee of the Company or a Subsidiary or an individual who is performing services for either entity and who is granted an Award under the Plan.

       (o) "PERFORMANCE BONUS AWARD" means an Award of cash and/or shares of Common Stock granted pursuant to the provisions of Section 9 of the Plan.

       (p) "PLAN" means this Swift Energy Company 1990 Stock Compensation Plan (Amended and Restated as of May 9, 1995), as set forth herein and as it may be hereafter amended.

       (q) "RESTRICTED AWARD" means an Award granted pursuant to the provisions of Section 8 of the Plan.

       (r) "RESTRICTED STOCK GRANT" means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

       (s) "RESTRICTED UNIT GRANT" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

       (t) "STOCK APPRECIATION RIGHT" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

       (u) "STOCK OPTION" means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

       (v) "SUBSIDIARY" means any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power.

       (w) "TEN PERCENT SHAREHOLDER" means a person who owns (or is considered to own after taking into account the attribution of ownership rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3.     ADMINISTRATION.

       (a) The Plan shall be administered by the Committee, as appointed from time to time by the Board. The Board may from time to time remove members from, or add members to, the Committee. The Committee shall be constituted so as to permit the Plan to comply with Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") under the Exchange Act or any successor rule ("Rule 16b-3") and shall initially be comprised of not less than two of the members of the Board who are "Non-Employee Directors" as defined in Rule 16b-3.


       (b) A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

       (c) The Committee is authorized to construe and interpret the Plan, to promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be binding upon all Participants and any person validly claiming under or through any Participant.


       (d) The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for participation of, and the granting of Awards to, persons subject to Sections 16(a) and 16(b) of the Exchange Act or who are eligible to receive Awards under this Plan.

       (e) The Committee is expressly authorized to make modifications to the Plan as necessary to effectuate the intent of the Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants and the Plan, subject to those restrictions that are set forth in Section 14 below.

       (f) The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

4.     ELIGIBILITY.

       Persons eligible for Awards under the Plan shall consist of employees (including officers, whether or not they are directors) of the Company or its Subsidiaries who from time to time shall be designated by the Committee, and, with respect to Nonqualified Stock Options only, may, at the discretion of the Committee, consist of retired former employees of the Company or its subsidiaries. Any person who shall be eligible for Awards under this Plan shall not be eligible to participate in the Company's 1990 Nonqualified Stock Option Plan, as amended.

5.     DURATION OF AND COMMON STOCK SUBJECT TO PLAN.

       (a) TERM. The Plan shall terminate on April 1, 2000 except with respect to Awards then outstanding.

       (b) SHARES OF COMMON STOCK SUBJECT TO PLAN. The maximum number of shares of Common Stock in respect of which Awards may be granted under the Plan (the "Plan Maximum") shall be 2,500,000, subject to adjustment as provided in
Section 12 below. Common Stock issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. The following terms and conditions shall apply to Common Stock subject to the
Plan:

            (i) In no event shall more than the Plan Maximum be cumulatively available for Awards under the Plan;

           (ii) For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitations (A) the number of shares of Common Stock subject to issuance upon exercise or settlement of Awards (regardless of vesting), and (B) the number of shares of Common Stock which equal the value of Restricted Unit Grants or Stock Appreciation Rights determined at the dates on which such Awards are granted;

          (iii) If any Awards are forfeited, terminated, expire unexercised, settled in cash in lieu of stock or exchanged for other Awards, the shares of Common Stock which were previously subject to the Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of the Awards; and

           (iv) Any shares of Common Stock which are used as full or partial payment to the Company by a Participant of the purchase price of shares of Common Stock upon exercise of a Stock Option shall again be available for Awards under the Plan.

       (c) GRANTS. No Award shall be granted hereunder prior to April 1, 1991; provided, however, that Awards may be granted hereunder at such earlier date as it shall be determined through SEC regulation or administrative regulation or position or based upon an opinion of counsel to the Company that the Committee shall be comprised of "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

6.     STOCK OPTIONS.

       Stock Options granted under the Plan may be in the form of Incentive Stock Options, Non-Qualified Stock Options or Deferred Compensation Stock Options (collectively, the "Stock Options"). Stock Options shall be subject to the following terms and conditions, and each Stock Option shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

       (a) GRANT. Stock Options shall be granted separately. In no event will Stock Options or Awards be issued in tandem whereby the exercise of one affects the right to exercise the other.

       (b) STOCK OPTION PRICE. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. However, in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of the Stock Option. In the case of a Ten Percent Shareholder, the exercise price of an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of the grant.

       (c) OPTION TERM. The term of each Stock Option, other than an Incentive Stock Option, shall be fixed by the Committee. The term of Incentive Stock Options shall not exceed ten (10) years after the date the Incentive Stock Option is granted, and the term of any Incentive Stock Options granted to Ten Percent Shareholders shall not exceed five (5) years after the date of the grant.

       (d)    EXERCISABILITY.

            (i) Incentive Stock Options and Nonqualified Stock Options shall be exercisable in installments as provided in the following sentence, or as the Compensation Committee in its sole discretion shall otherwise determine, and shall be subject to such other terms and conditions as the Committee shall determine at the date of grant; provided, however, that except as provided in Sections 10(a), 10(b), 10(c) and 13, no Incentive Stock Option or Nonqualified Stock Option shall be exercisable prior to the first anniversary date of the date of grant (hereinafter, "Anniversary Date"). Incentive Stock Options and Nonqualified Stock Options may be exercised as to twenty percent (20%) of the shares covered thereby beginning on the first Anniversary Date, thereafter, an additional twenty percent (20%) of shares subject to such stock options shall be exercisable beginning on the Anniversary Date in each of the following four years, except as otherwise provided in Sections 10(a), 10(b), 10(c) and 13.

           (ii)      Reload Options shall become exercisable in accordance with
       Section 6(h)(iii) hereof.

          (iii) Deferred Compensation Stock Options shall become exercisable in accordance with the terms of the grant thereof as established by the Committee.

       (e) METHOD OF EXERCISE. Subject to applicable exercise restrictions set forth in Section 6(d) above, a Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. The notice shall be accompanied by payment in full of the purchase price. The purchase price may be paid by any of the following methods, subject to the restrictions set forth in Section 6(f) hereof:

            (i) in cash, by certified or cashier's check, by money order or by personal check (if approved by the Committee) of an amount equal to the aggregate purchase price of the shares of Common Stock to which such exercise relates;

           (ii) if acceptable to the Committee, by delivery of shares of Common Stock already owned by the Participant, which shares, including any cash tendered therewith, have an aggregate Fair Market Value (determined as of the date preceding the Company's receipt of exercise notice) equal to the aggregate purchase price of the shares of Common Stock to which such exercise relates; or

          (iii) if acceptable to the Committee, by delivery to the Company of an exercise notice that requests the Company to issue to the Participant the full number of shares of Common Stock as to which the Stock Option is then exercisable, less the number of shares of Common Stock that have an aggregate Fair Market Value (determined as of the date preceding the Company's receipt of the exercise notice) equal to the aggregate purchase price of the shares of Common Stock to which such exercise relates.

       (f) RESTRICTIONS ON METHOD OF EXERCISE. Notwithstanding the foregoing payment provisions, the Committee, in granting Stock Options pursuant to the Plan, may limit the methods by which a Stock Option may be exercised by any person and, in processing any purported exercise of a Stock Option granted pursuant to the Plan, may refuse to recognize the method of exercise selected by the Participant (other than the method of exercise set forth in Section 6(e)(i)), if, in the opinion of counsel to the Company, (i) the Participant is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, and (ii) there is a substantial likelihood that the method of exercise selected by the Participant would subject the Participant to substantial risk of liability under Section 16 of the Exchange Act. Furthermore, no Incentive Stock Option may be exercised in accordance with the methods of exercise set forth in subsections 6(e)(ii) and 6(e)(iii) above unless, in the opinion of counsel to the Company, such exercise would not have a material adverse effect upon the incentive stock option tax treatment of any outstanding Incentive Stock Options or Incentive Stock Options (other than the particular option or options then exercised in accordance with such subsection 6(e)(ii) or 6(e)(iii)) granted pursuant to the Plan.

       (g) TRANSFERABILITY OF NONQUALIFIED STOCK OPTIONS. The Committee may, in its discretion, authorize all or a portion of any Nonqualified Stock Option to be on terms which permit transfer by the Participant to (i) a retirement or pension plan for the benefit of the Participant, (ii) the spouse, children or grandchildren of the Participant ("Immediate Family Members"),
(iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iv) a charitable trust or trusts created or controlled by the Participant, or (v) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Stock Option must be approved by the Committee, and the Stock Option or an amendment thereto must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Options shall be prohibited except to a transferee to whom the Participant could have transferred the Option pursuant to this Section 6(g) or by will or the laws of descent and distribution, after which assignment Section 10(a) hereof shall apply to exercise of the Option by the assignee. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for all purposes hereof the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment of Section 10 hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 10.

       (h) TAX WITHHOLDING. In addition to the alternative methods of exercise set forth in Section 6(e), holders of Nonqualified Stock Options, subject to the discretion of the Committee, may be entitled to elect at or prior to the time the exercise notice is delivered to the Company, to have the Company withhold from the shares of Common Stock to be delivered upon exercise of the Nonqualified Stock Option the number of shares of Common Stock (determined based on the Fair Market Value as of the date preceding the Company's receipt of the exercise notice) that is necessary to satisfy any withholding taxes attributable to the exercise of the Nonqualified Stock Option. If withholding is made in shares of the Common Stock pursuant to the method set forth above, the Committee, in its discretion, may grant "Reload Option(s)" (as defined in Section 6(i) below) on the terms specified in Section 6(i) below for the number of shares so withheld. Notwithstanding the foregoing provisions, a holder of a Nonqualified Stock Option may not elect to satisfy his or her withholding tax obligation in respect of any exercise as contemplated above if, in the opinion of counsel to the Company, (i) the holder of the Nonqualified Stock Option is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act,
(ii) there is a substantial likelihood that the election or timing of the election would subject the holder to a substantial risk of liability under
Section 16 of the Exchange Act, or (iii) such withholding would have an adverse tax or accounting effect to the Company.

       (i) GRANT OF RELOAD OPTIONS. Whenever the Participant holding any Incentive Stock Option or Nonqualified Stock Option (the "Original Option") outstanding under this Plan (including any "Reload Options" granted under the provisions of this Section 6(i)) exercises the Original Option and makes payment of the option price by tendering shares of the Common Stock previously held by him or her pursuant to Section 6(e)(ii) hereof, or by taking delivery of a net number of shares of Common Stock upon exercise of an option pursuant to Section 6(e)(iii) hereof, then the Committee may grant a new option (the "Reload Option") for that number of additional shares of Common Stock which is equal to the number of shares tendered by the Participant (or credited on behalf of the Participant) in payment of the option price for the Original Option being exercised. All such Reload Options granted hereunder shall be on the following terms and conditions:

            (i) The Reload Option price per share shall be an amount equal to the then current Fair Market Value per share of the Common Stock, determined as of the date of the Company's receipt of the exercise notice for the Original Option;

           (ii) The option exercise period shall expire, and the Reload Option shall no longer be exercisable, on the expiration of the option period of the Original Option or two (2) years from the date of the grant of the Reload Option, whichever is later;

          (iii) Any Reload Option granted under this Section 6(h) shall vest and first become exercisable one (1) year following the date of exercise of the Original Option; and

           (iv) All other terms of Reload Options granted hereunder shall be identical to the terms and conditions of the Original Option, the exercise of which gives rise to the grant of the Reload Option.

Even if the shares of Common Stock which are issued upon exercise of the Original Option are sold or exchanged within one (1) year following the exercise of the Original Option such that the sale constitutes a disqualifying disposition for Incentive Stock Option treatment under the Code, no provision of this Plan shall be construed as prohibiting such a sale.

       (j) SPECIAL RULE FOR INCENTIVE STOCK OPTIONS. With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date Incentive Stock Options are granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000) as of the time the option with respect to such stock is granted or such other limits as may be required by the Code.

       (k) DEFERRED COMPENSATION STOCK OPTIONS. Deferred Compensation Stock Options are intended to provide a means by which compensation payments can be deferred to future dates. The number of shares of Common Stock subject to a Deferred Compensation Stock Option shall be determined by the Committee, in its sole discretion, in accordance with the following formula:

          Amount of Compensation to be Deferred  = Number of Shares
          --------------------------------------
          Fair Market Value - Stock Option Price

Amounts of compensation deferred may include amounts earned under Awards granted under the Plan or under any other compensation plan, program, or arrangement of the Company as permitted by the Committee.

       (l) INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant(s) affected, to disqualify any Incentive Stock Option under such Section 422 of the Code. To the extent permitted under Section 422 of the Code or applicable regulations thereunder or any applicable Internal Revenue Service pronouncements:

            (i) if a Participant's employment is terminated by reason of death or Disability and the portion of any Incentive Stock Option that becomes exercisable during the post-termination period specified in
       Section 10(a) or 10(b) exceeds the $100,000 limitation contained in
       Section 422(d) of the Code set forth in Section 6(i) above, such excess shall be treated as a Nonqualified Stock Option; and

           (ii) if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control (as defined in Section 13 below), any portion of such Option that exceeds the $100,000 limitation set forth in Section 6(i) above shall be treated as a Nonqualified Stock Option.

7.     STOCK APPRECIATION RIGHTS.

       The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable:

       (a) STOCK APPRECIATION RIGHTS. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, or such other price as may be set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

       (b) GRANT. A Stock Appreciation Right shall be granted separately. In no event will Stock Appreciation Rights and other Awards be issued in tandem whereby the exercise of one such Award affects the right to exercise the other.

       (c) EXERCISE. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee, except that in no event shall a Stock Appreciation Right be exercisable prior to the first Anniversary Date of the date of grant. The Committee shall establish procedures to provide that, with respect to any Participant subject to Section 16(b) of the Exchange Act who would receive cash in whole or in part upon exercise of the Stock Appreciation Right, such exercise may only occur during an exercise period described in Rule 16b-3(e)(3)(iii) (as such provision exists from time to time) which, as of the date of adoption of this Plan, is a period beginning on the third (3rd) business day following the Company's public release of quarterly or annual summary statements of sales and earnings and ending on the twelfth (12th) business day following such public release ("Window Period"). To the extent it is not inconsistent with the preceding sentence, the Committee, in its discretion, may provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates, or that a Stock Appreciation Right may be exercised during only limited time periods.

       (d) FORM OF PAYMENT. Payment to the Participant upon exercise of a Stock Appreciation Right may be made (i) in cash, by certified or cashier's check or by money order, (ii) in shares of Common Stock, (iii) in the form of a Deferred Compensation Stock Option, or (iv) any combination of the above, as the Committee shall determine. The Committee may elect to make this determination either at the time the Stock Appreciation Right is granted, or with respect to payments contemplated in clauses (i) and (ii) above, at the time of the exercise.

8.     RESTRICTED AWARDS.

       Restricted Awards granted under the Plan may be in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions, and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

       (a) RESTRICTED STOCK GRANTS. A Restricted Stock Grant is an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, as set forth in Section 8 (d) below. Further, as a condition to the grant of Restricted Stock to any Participant who, at the date of grant has not been employed by the Company and has not performed services for the Company, the Committee shall require such Participant to pay at least an amount equal to the par value of the shares of Common Stock subject to the Restricted Stock Grant within thirty (30) days of the date of the grant, and failure to pay such amount shall result in an automatic termination of the Restricted Stock Grant.

       (b) RESTRICTED UNIT GRANTS. A Restricted Unit Grant is an Award of units granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units upon termination of employment for specified reasons within a specified period of time, and restrictions on the sale, assignment, transfer or other disposition of the units. Based on the discretion of the Committee at the time a Restricted Unit Grant is awarded to a Participant, a unit will have a value (i) equivalent to one share of Common Stock, or (ii) equivalent to the excess of the Fair Market Value of a share of Common Stock on the date the restriction lapses over the Fair Market Value of a share of Common Stock on the date of the grant of the Restricted Unit Grant (or over such other value as the Committee determines at the time of the grant).

       (c) GRANT OF AWARDS. Restricted Awards shall be granted separately under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Restricted Awards, however, may not be granted in tandem with other Awards whereby the exercise of one such Award affects the right to exercise the other. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of the shares of Common Stock. The certificate shall be registered in the name of the Participant, shall be accompanied by a stock power duly executed by the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award. The certificate evidencing the shares shall be held in custody by the Company until the restrictions imposed thereon shall have lapsed or been removed.

       (d) RESTRICTION PERIOD. Restricted Awards shall provide that in order for a Participant to vest in the Awards, the Participant must continuously provide services for the Company or its Subsidiaries, subject to relief for specified reasons, for a period of not less than one (1) year commencing on the date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award ("Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments), the Participant shall be entitled to receive his or her Restricted Award or the applicable portion thereof, as the case may be. Upon termination of a Participant's employment with the Company or any Subsidiary for any reason during the Restriction Period, all or a portion of the shares or units, as applicable, that are still subject to a restriction may vest or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

       (e) PAYMENT OF AWARDS. A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) in an amount equal to the aggregate Fair Market Value of the units covered by the Award upon the expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit Grant shall be made as soon as practicable following the conclusion of the respective Restriction Period (i) in cash, by certified or cashier's check or by money order, (ii) in shares of Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made, (iii) in the form of a Deferred Compensation Stock Option, or (iv) in any combination of the above, as the Committee shall determine, subject, however, to any applicable Window Period requirement imposed by the Committee with respect to Restricted Unit Grants settled in whole or in part in cash. The Committee may elect to make this determination either at the time the Award is granted, or with respect to payments contemplated in clause (i) and (ii) above, at the time the Award is settled.

       (f) RIGHTS AS A SHAREHOLDER. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which the dividends are issued.

9.     PERFORMANCE BONUS AWARDS.

       Performance Bonus Awards granted under the 1990 Plan may be in the form of cash or shares of Common Stock, or a combination thereof. If a Performance Bonus Award is a combination of cash and Common Stock, the portion of the Performance Bonus Award comprising cash and Common Stock will be determined by the Board based upon the Board's judgment as to the best interests of the Company as a whole, taking into account both long-term and short-term strategic goals. Performance Bonus Awards shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the express provisions of the 1990 Plan, in such form as the Committee shall deem desirable:

       (a) GRANT OF AWARDS. Performance Bonus Awards will be granted on the basis of Company performance as well as the Committee's judgment as to each Participant's contribution to Company Performance. Company performance will generally be analyzed in terms of (i) short-term results as measured by increases in earnings per share and increases in cash flow and (ii) long-term results as measured by changes in the volume of the proved oil and gas assets of the Company and changes in the probable reserves as reflected in defined prospects which the Company has available to drill. In addition to the measures of performance set forth above, the Committee will evaluate and rate the individual contribution of each of the Participants to the Company's achievement of its goals. Performance will be classified as "Excellent," "Good+," "Good," or "Good-." The Committee will give bonus consideration to Participants only when Company performance and individual contribution are "Excellent," "Good+" or "Good." The three major measures of performance - short-term Company results, long-term Company results and individual contribution - will be given equal weight. The Committee may consider other factors as well when it considers such other factors to be appropriate.

       (b) PERFORMANCE FACTORS. The Committee shall evaluate the following performance factors for a particular calendar year ("Performance Factors") in ascertaining the numerical rating factors ("Rating Factors") to be used in determining a Participant's Performance Bonus Award under the formula set forth in Section 9(c) below:

              (1)    SHORT TERM INCENTIVE FACTORS.

              (i) Annual increases in earnings per share of the Company ("Earnings Per Share") as reflected from the end of one year to the end of the immediately following calendar year, shall be ascribed the following Rating Factors, subject to any adjustment deemed necessary by the Committee in light of circumstances affecting the Company's Earnings Per Share, with one set of Rating Factors applying to the Chief Executive Officer of the Company ("CEO Rating Factors") and another set of Rating Factors applying to all other Participants ("Other Rating Factors"):

     EARNINGS PER SHARE                                   PARTICIPANTS' NUMERICAL           CEO RATING
          INCREASE                CLASSIFICATION              RATING FACTORS                 FACTORS
 -------------------------   -------------------------   ------------------------   -------------------------
 Below 15%                          Good-                                    0                           0

 15% - 17.5%                        Good                             0 - 0.175                   0 - 0.349

 17.6% - 22.5%                      Good+                        0.175 - 0.290               0.349 - 0.583

 22.6% and above                    Excellent                    0.290 - 0.350                0.583 - 0.70


           (ii) Annual increases in cash flow per share of the Company ("Cash Flow Per Share") as reflected from the end of one year to the end of the immediately following calendar year, shall be ascribed the following Rating Factors, subject to any adjustment deemed necessary by the Committee in light of circumstances affecting the Company's Cash Flow Per Share.

    CASH FLOW PER SHARE                                   PARTICIPANTS' NUMERICAL           CEO RATING
          INCREASE                CLASSIFICATION              RATING FACTORS                 FACTORS
 -------------------------   -------------------------   ------------------------   -------------------------
 Below 15%                          Good-                                    0                           0

 15% - 17.5%                        Good                             0 - 0.175                   0 - 0.349

 17.6% - 22.5%                      Good+                        0.175 - 0.290               0.349 - 0.583

 22.6% and above                    Excellent                    0.290 - 0.350                0.583 - 0.70


           (iii) The short term incentive factor shall be the average of the percentages for increases in Earnings Per Share and Cash Flow Per Share with Earnings Per Share and Cash Flow Per Share having equal weight within the short term incentive factor. When combined as an average, the short term incentive factors will have a weight of 0.334.

              (2)    LONG TERM INCENTIVE FACTORS.

          (i) Increases in the Company's volume of oil and gas proved reserves as defined in Attachment 1 hereto ("Proved Reserves"), shall be ascribed the following Rating Factors, subject to any adjustment deemed necessary by the Committee in light of circumstances affecting the value of the Company's Proved Reserves:

        INCREASE IN                                       PARTICIPANTS' NUMERICAL           CEO RATING
      PROVED RESERVES             CLASSIFICATION              RATING FACTORS                 FACTORS
 -------------------------   -------------------------   ------------------------   -------------------------
 Below 15%                          Good-                                    0                           0

 15% - 17.5%                        Good                             0 - 0.175                   0 - 0.349

 17.6% - 22.5%                      Good+                        0.175 - 0.290               0.349 - 0.583

 22.6% and above                    Excellent                    0.290 - 0.350                0.583 - 0.70

          (ii) Increases in the Company's volume of oil and gas probable reserves, as defined in Attachment 1 hereto ("Probable Reserves"), shall be ascribed the following Rating Factors, subject to any adjustment deemed necessary by the Committee in light of circumstances affecting the value of the Company's Probable Reserves:

        INCREASE IN                                       PARTICIPANTS' NUMERICAL           CEO RATING
     PROBABLE RESERVES            CLASSIFICATION              RATING FACTORS                 FACTORS
 -------------------------   -------------------------   ------------------------   -------------------------
 Below 15%                          Good-                                    0                           0

 15% - 17.5%                        Good                             0 - 0.175                   0 - 0.349

 17.6% - 22.5%                      Good+                        0.175 - 0.290               0.349 - 0.583

 22.6% and above                    Excellent                    0.290 - 0.350                0.583 - 0.70

          (iii) The weighting factor for increases in Proved Reserves and Probable Reserves shall each be 0.167. In any year in which there is a positive increase in either Proved Reserves or Probable Reserves, the three year compounded average of that category of reserves which has increased for the most recent three years may be substituted for the year-to-year values if, in the judgment of the Committee, such substitute would better represent the performance of the Company in view of the fact that these are intended as long term incentives. For example, there may be a year in which a number of closings of acquisitions of producing properties occur within a short period of each other, but which would normally occur over a longer period of time and which the Committee therefore determines do not accurately reflect the longer term performance of the Company.

       The long term incentive factor shall be the average of the numerical factors for increases in Proved Reserves and Probable Reserves with Proved Reserves and Probable Reserves having equal weight within the long term incentive factor. When combined as an average, long term incentive factors will have a weight of 0.334.

              (3) INDIVIDUAL CONTRIBUTION INCENTIVE. The Committee, in consultation with the CEO (except when the CEO is the Participant being evaluated), shall evaluate the overall performance of each Participant in contributing to the Company's achievement of its strategic objectives ("Contribution") . "Contribution" includes both an evaluation of individual contribution and an evaluation of the Participant's management of the organization for which he or she is responsible. The following Rating Factors shall be ascribed to the indicated Contribution classifications:

                                   PARTICIPANTS'
                                 NUMERICAL RATING         CEO RATING
          CLASSIFICATION             FACTORS                FACTORS
       -------------------   ----------------------   -------------------
              Good-                            0                     0

              Good                     0 - 0.175             0 - 0.349

              Good+                0.175 - 0.290         0.349 - 0.583

              Excellent            0.290 - 0.350          0.583 - 0.70

       (c) FORMULA FOR DETERMINING PERFORMANCE BONUS AWARDS. Some time after final annual Company financial results are available, the CEO shall make his recommendations as to personnel to be Participants in the Performance Bonus Award for the Participants other than himself, based on the Performance Factors and the application of the formula thereto set forth in this Section 9(c), and the CEO shall provide supporting documentation for his recommendations. Except as provided elsewhere herein, using this and other information the Committee deems appropriate, the Committee shall determine each Participant's Performance Bonus Award by (i) multiplying 0.334 by the applicable Rating Factors for the average of the short term factors, the average of the long term factors and for Contribution calculated as described in Section 9(b), (ii) adding the three products thereof to obtain a Participant's "Bonus Percentage," and (iii) multiplying the applicable Bonus Percentage by the Participant's base salary at December 31 of the year for which the Award is being determined. See Attachment 2 for a sample calculation.

       (d) COMMITTEE DISCRETION. The Committee will determine its recommendations as to actual Performance Bonus Awards taking into account the overall circumstances of the Company. The sum of the Performance Bonus Awards, for all Participants except for that of the CEO, is expected to range from 0 to 35 percent of the annual aggregate base compensation of each individual Participant other than the CEO. When, in the Committee's judgment, performance is exceptionally strong, the Committee may recommend Performance Bonus Awards which total in excess of 35 percent of the annual aggregate compensation of Participants (other than the CEO). The Performance Bonus Award for the CEO is expected to range from 0 to 70 percent of the CEO's annual base compensation.

10.    TERMINATION OF EMPLOYMENT.

       The terms and conditions under which an Award may be exercised after a Participant's termination of employment shall be determined by the Committee, except as otherwise provided herein. The conditions under which such post-termination exercises shall be permitted with respect to Incentive Stock Options shall be determined in accordance with the provisions of Section 422 of the Code and as otherwise provided in Section 6 above, provided that the Compensation Committee, in its sole discretion, may accelerate the dates upon which all or a portion of any outstanding unexercised Incentive Stock Option held by a Participant may be exercised following such termination of employment.

       (a) TERMINATION BY DEATH. Subject to Section 6(l), if a Participant's employment by the Company or any Subsidiary terminates by reason of the Participant's death or if the Participant's death occurs within three months after the termination of his or her employment, any Award held by such Participant may thereafter be exercised, to the extent such Award otherwise was then exercisable by the Participant, by the legal representative of the Participant's estate or by any person who acquired the Award by will or the laws of descent and distribution, for a period of one year from the Participant's termination of employment (as contemplated in this Section 10(a)) or until the expiration of the stated term of the Award, whichever period is the shorter. Any right of exercise under a nonvested Award held by a Participant at the time of his or her death is extinguished and terminated.

       (b) TERMINATION BY REASON OF DISABILITY. Subject to Section 6(l), if a Participant's employment by the Company or Subsidiary terminates by reason of Disability, any Award held by such Participant may thereafter be exercised by the Participant, to the extent such Award otherwise was then exercisable by the Participant, for a period of one year from the date of such termination of employment or until the expiration of the stated term of such Award, whichever period is the shorter; provided, however, that if the Participant dies within such one-year period, any unexercised Award held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of such death or until the expiration of the stated term of such Award, whichever period is shorter. Any right of exercise under a nonvested Award held by the Participant at the time of his or her termination by reason of Disability is terminated and extinguished.

       (c) OTHER TERMINATION. Subject to Section 6(l), if a Participant's employment by the Company or any Subsidiary is terminated for any reason other than retirement, any Award held by the Participant at the time of his or her termination shall be exercisable, to the extent otherwise then exercisable, for the lesser of three (3) months from the date of such termination or the balance of the term of the Award, and any right of exercise under any nonvested Award held by a Participant at the time of his or her termination is terminated and extinguished, provided that in the case of an Award other than an Incentive Stock Option, the Committee may extend such Award for periods determined in its discretion; provided, however, that upon termination of employment, if the Participant continues to serve, or commences serving, as a director of the Company, then in such event any Awards may continue to be held by the Participant under the original terms thereof, with any Incentive Stock Options held by such Participant to henceforth be treated as Nonqualified Stock Options.

11.    NON-TRANSFERABILITY OF INCENTIVE STOCK OPTIONS.

       No Incentive Stock Option under the Plan, and no rights or interest therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution, after which assignment Section 10(a) hereof shall apply to exercise of the Incentive Stock Option by the assignee. During the lifetime of a Participant, Incentive Stock Options are exercisable only by, and payments in settlement of Incentive Stock Options will be payable only to, the Participant or his or her legal representative.

12.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

       (a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

       (b) In the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, exchange of shares, other form of reorganization, or any other change affecting the Common Stock, the Board, in its discretion, may make proportionate adjustments it deems appropriate to reflect such change with respect to (i) the maximum number of shares of Common Stock which may be sold or awarded to any Participant, (ii) the number of shares of Common Stock covered by each outstanding Award, and (iii) the price per share in respect of the outstanding Awards. Notwithstanding the foregoing, the Board may only increase the aggregate number of shares of Common Stock for which Awards may be granted under the Plan solely to reflect the change, if any, of the capitalization of the Company or a Subsidiary.

       (c) The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.

13.    CHANGE OF CONTROL.

       (a) In the event of a Change of Control (as defined in Paragraph (b) below) of the Company, and except as the Board may expressly provide otherwise in resolutions adopted prior to the Change of Control:

            (i) All Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change of Control, and

           (ii) All restrictions and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change of Control,

subject to the limitation that any Award which has been outstanding less than one (1) year on the date of the Change of Control shall not be afforded such treatment.

       (b) A "Change of Control" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events, other than a transaction with another person controlled by the Company or its officers or directors, or a benefit plan or trust established by the Company for its employees:

            (i) Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company with respect to which 40% or more of the total number of votes for the election of the Board may be cast;

           (ii) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the above, persons who were directors of the Company immediately prior to such event shall cease to constitute a majority of the Board;

          (iii) The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

           (iv) A tender offer or exchange offer is made for shares of the Company's Common Stock (other than one made by the Company), and shares of Common Stock are acquired thereunder ("Offer"). However, the acceleration of the exercisability of outstanding Awards upon the occurrence of an Offer shall be within the discretion of the Board.

14.    AMENDMENT AND TERMINATION.

       (a) AMENDMENTS WITHOUT SHAREHOLDER APPROVAL. Except as set forth in Sections 14(b) and 14(c) below, the Board may, without further approval of the shareholders, at any time amend, alter, discontinue or terminate this Plan, in such respects as the Board may deem advisable.

       (b) AMENDMENTS REQUIRING SHAREHOLDER APPROVAL. Except as set forth in Section 14(c) below, subject to changes in law or other legal requirements (including any change in the provisions of the Code and accompanying Regulations that would permit otherwise), the Board must obtain approval of the shareholders to make any amendment that would (a) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments pursuant to Section 12 of the Plan), (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) be required to be approved by the shareholders under any rules for listed companies promulgated by any national stock exchange on which the Company's stock is traded.

       (c) PROHIBITED AMENDMENTS. Notwithstanding Sections 14(a) and 14(b), under no circumstances may the Board or Committee (i) amend, alter, discontinue or terminate the requirements set forth in Sections 6(b), 6(c), 6(j) and 6(l) with respect to Incentive Stock Options unless (a) such modifications are made to comply with changes in the tax laws, or (b) the Plan is completely terminated, or (ii) make any amendment, alteration or modification to the Plan that would impair the vested rights of a Participant under any Award theretofore granted under this Plan.

15.    MISCELLANEOUS MATTERS.

       (a)    TAX WITHHOLDING.  In addition to the authority set forth in
Section 6(g) above, the Company shall have the right to deduct from a Participant's wages or from any settlement, including the delivery of shares, made under the Plan any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments, or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

       (b) NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the granting of any Award shall confer upon any Participant any right to continue employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any Participant at any time, with or without cause.

       (c) ANNULMENT OF AWARDS. The grant of any Award under the Plan payable in cash is provisional until cash is paid in settlement thereof.
Except in those circumstances set forth in Section 13 hereof, the grant of any Award payable in Common Stock is provisional until the Participant becomes entitled to the certificate in settlement thereof. Except in those circumstances set forth in Section 13 hereof, in the event the employment of a Participant is terminated for cause (as defined below), any Award which is provisional shall be annulled as of the date of such termination for cause. For the purpose of this Section 15(c), the term "terminated for cause" means any discharge for violation of the policies and procedures of the Company or a Subsidiary or for other job performance or conduct which is detrimental to the best interests of the Company or a Subsidiary, but shall not include a termination solely related to a "Change of Control" as defined in Section 13 hereof.

       (d) SECURITIES LAW RESTRICTIONS. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to refer to those restrictions.

       (e) AWARD AGREEMENT. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee, in its sole discretion, shall determine.

       (f) COSTS OF PLAN. The costs and expenses of administering the Plan shall be borne by the Company.

       (g) GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas.

       (h) EFFECTIVE DATE. This Plan, having been approved by a majority of the non-employee Board members, is effective as amended, and subject to approval by the Company's shareholders, as of May 13, 1997.

                                   SWIFT ENERGY COMPANY, a Texas corporation



                                   By:
                                      ------------------------------------------

                                   Its:
                                       -----------------------------------------

                                   Date:
                                        ----------------------------------------

                              SWIFT ENERGY COMPANY

                      1990 NONQUALIFIED STOCK OPTION PLAN
                   (AMENDED AND RESTATED AS OF MAY 13, 1997)

         1.      PURPOSE OF THE PLAN.

         This Swift Energy Company 1990 Nonqualified Stock Option Plan (the "Plan") is intended as an incentive to retain as independent directors on the Board of Directors (the "Board") of Swift Energy Company, a Texas corporation (the "Company"), persons of training, experience and ability, to encourage the sense of proprietorship of such persons and to stimulate the active interests of such persons in the development and financial success of the Company. It is further intended that options issued pursuant to this Plant (the "Options") shall constitute nonqualified stock options within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended ("Code").

         2.      SHARES AND OPTIONS.

         Subject to adjustments in Paragraph 8 hereof, a total of 450,000 shares (the "Shares") of Common Stock, $.01 par value ("Stock"), of the Company shall be subject to the Plan. The Shares subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company, or any corporation or entity in which the Company directly or indirectly controls 50% or more of the total combined voting power of all classes of its stock having voting power (any such corporation or entity, a "Subsidiary"), and such number of Shares shall be and hereby is reserved for sale for such purpose. Any of such Shares that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Option expire or be cancelled prior to its exercise in full, the Shares theretofore subject to such Option may not again be subjected to an Option under the Plan.

         3.      FORMULA FOR AUTOMATIC GRANT OF OPTIONS.

                 (a) Options automatically shall be granted to those persons who, as of the dates set forth in Section 3(b) below, are (i) directors of the Company, (ii) are not employees of the Company or a Subsidiary, and
(iii) are not eligible, and have not been eligible for at least one year prior to becoming a nonemployee director of the Company, to receive any award under the Company's 1987 Incentive Stock Option Plan, the Company's 1990 Stock Compensation Plan or any other stock option plan of the Company that is administered by any person having discretion with respect to the selection of participants and/or the amount of awards (any person satisfying all three requirements is hereinafter referred to as a "Director"). Each person to whom an Option is granted under this Plan, or any successor to the rights of such person under this Plan by reason of transfer from the original grantee, hereafter shall be referred to as an "Optionee." Each Option shall be evidenced by an option agreement, in a form specified by the Board, containing terms and conditions that are not inconsistent with this Plan or applicable laws ("Option Agreement"). The Options automatically granted to Directors under this Plan shall be in addition to regular director's fees or other benefits with respect to any Director's position with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continue to serve as a Director.

                 (b) Subject to Section 3(c) below, on the date (any such date, an "Eligibility Date") on which an individual first becomes a Director for purposes of this Plan (but in no event earlier than April 1, 1991, unless on an earlier date the Company determines, through an administrative regulation or position or based upon an opinion of counsel to the Company, that each Director is a "disinterested person" within the meaning of Rule 16b-3 or any successor rule ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")), such Director shall automatically receive an Option with respect to 10,000 Shares. Thereafter, each individual who is a Director on the date after any subsequent annual meeting of shareholders of the Company occurring more than eleven (11) months after his or her Eligibility Date (any such date, an "Option Date"), on the day following such annual meeting shall automatically receive an Option with respect to 5,000 Shares, subject to the Option Maximum set forth in Section 3(c) below. Options automatically granted pursuant to this Section 3(b) are exercisable in installments as provided in Section 6(a) below.

                 (c) Notwithstanding any provision herein to the contrary, no Director shall be automatically granted any Option which, if considered together with all other outstanding and unexercised options granted by the Company hereunder or pursuant to any other Company plan ("Outstanding Options"), would entitle such Director to purchase more than 60,000 shares of the Company's common stock ("Option Maximum"). On any Eligibility Date or Option Date on which the automatic grant of Options pursuant to Section 3(b) above would exceed the Option Maximum for a Director, the number of Shares in respect of which Options shall be automatically granted hereunder shall be reduced (or eliminated) so that the Director's shares of all Company stock covered by Outstanding Options shall not exceed the Option Maximum. In the event that any such Director subsequently exercises any of his or her Outstanding Options to purchase shares of the Company's stock, the shares purchased thereby shall no longer be considered to be Outstanding Options for purposes of the Option Maximum.

         4.      OPTION PRICE.

                 (a) Each Option shall have an exercise price for the related Shares that is equal to the fair market value of such Shares (determined as set forth in Section 4(b) below) on the date the Option is granted.

                 (b) The fair market value of a Share on a particular date ("Fair Market Value") shall be (i) the highest closing price of the Stock on any established national exchange or exchanges or, if no sale of Stock is made on such day, the next preceding day on which there was a sale of such stock, or
(ii) if the Stock is not listed on an established stock exchange, the mean between the closing high bid and low asked quotations of the Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. for such date.

         5.      OPTION PERIOD.

                 The Options granted under this Plan shall be for a term of ten
(10) years from the date of granting of each Option.

         6.      EXERCISE OF OPTIONS; CERTAIN CONDITIONS TO GRANT.

                 (a) An Option shall be exercisable in installments as provided in the Option Agreement; provided, however, no Options shall be exercisable prior to the first anniversary date of the date of grant (hereinafter, "Anniversary Date"). An Option may be exercised as to twenty percent (20%) of the Shares covered thereby beginning on the first Anniversary Date; thereafter, an additional twenty percent (20%) of Shares subject to the Option shall be exercisable as of the Anniversary Date in each of the following four years except as otherwise provided in Sections 6(f), 6(g), 6(h) and 9 below.

                 (b) Subject to applicable exercise restrictions set forth herein, Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Shares to be purchased.
The notice shall be accompanied by payment in full of the purchase price. The purchase price may be paid by any of the following methods, subject to the restrictions set forth in Section 6(c) hereof:

           (i) in cash, by certified or cashier's check, by money order or by personal check (if approved by the Board) of an amount equal to the aggregate purchase price of the Shares to which such exercise relates;

           (ii) if acceptable to the Board, by delivery of shares of Stock already owned by the Optionee, which shares, including any cash tendered therewith, have an aggregate Fair Market Value (determined as of the date preceding the Company's receipt of the exercise notice) equal to the aggregate purchase price of the Shares to which such exercise relates; or

           (iii) if acceptable to the Board, by delivery to the Company of an exercise notice that requests the Company to issue to the Optionee the full number of Shares as to which the Option is then exercisable, less the number of Shares that have an aggregate Fair Market Value (determined as of the date preceding the Company's receipt of the exercise notice) equal to the aggregate purchase price of the Shares to which such exercise relates.

                 (c) Notwithstanding the foregoing payment provisions, the Board may refuse to recognize the method of exercise selected by the Optionee (other than the method of exercise set forth in Section 6(b)(i)), if, in the opinion of counsel to the Company, (i) the Optionee is, or within the six (6) months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, and (ii) there is a substantial likelihood that the method of exercise selected by the Optionee would subject the Optionee to substantial risk of liability under Section 16 of the Exchange Act.

                 (d) In addition to the alternative methods of exercise set forth in Section 6(b) above, either the Optionee or the Company may elect to have the Company withhold from the Shares to be delivered upon exercise of the Option the number of Shares (Based on the Fair Market Value of such Shares as of the date preceding the Company's receipt of the exercise notice) that is necessary to satisfy any withholding taxes attributable to the exercise of the Option. Such election shall be made by the Optionee, if at all, at or prior to the time the exercise notice is delivered to the Company and by the Company, if at all, within 10 days after receipt of the exercise notice. If withholding is made in Shares pursuant to the method set forth above, the Company may grant "Reload Option(s)" (as defined in Section 6(e) below) on the terms specified in
Section 6(e) below for the number of Shares withheld. Notwithstanding the foregoing provisions, an Optionee may not elect to satisfy his or her withholding tax obligation in respect of any exercise as contemplated above if, in the opinion of counsel to the Company, (i) the Optionee is, or within the six (6) months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the election or timing of the election would subject the holder to a substantial risk of liability under Section 16 of the Exchange Act, and (iii) such withholding would have an adverse tax or accounting effect to the Company.

                 (e) Whenever the Optionee holding any Option (the "Original Option") outstanding under this Plan (including any "Reload Options" granted under the provisions of this Section 6(e)) exercises the Original Option and makes payment of the option price by tendering Shares previously held by him or her pursuant to Section 6(b)(ii) hereof, or by taking delivery of a net number of shares of common stock upon exercise of an option pursuant to Section 6(b)(iii) hereof, then the Company may grant a new option (the "Reload Option") for the number of additional Shares that is equal to the number of shares tendered by the Optionee (or credited on behalf of the Optionee) in payment of the option price for the Original Option being exercised. All such Reload Options granted hereunder shall be on the following terms and conditions:

            (i) The Reload Option exercise price per share shall be an amount equal to the then current Fair Market Value per share of the Company's Common Stock, determined as of the date of the Company's receipt of the exercise notice for the Original Option;

            (ii) The option exercise period shall expire, and the Reload Option shall no longer be exercisable, on the expiration of the option period of the Original Option or two (2) years from the date of the grant of the Reload Option, whichever is later;

           (iii) Any Reload Option granted under this Section 6(e) shall vest and first become exercisable one (1) year following the date of exercise of the Original Option; and

            (iv) All other terms of Reload Options granted hereunder shall be identical to the terms and conditions of the Original Option, the exercise of which gives rise to the grant of the Reload Option.

                 (f) Notwithstanding any provision herein to the contrary, in the event a Director is unable to continue as a Director with the Company as a result of his or her total and permanent "disability" (as defined in Section 22(e)(3) of the Code), he or she may, but only within the period of time one year from the date he or she becomes disabled (but not later than the expiration of the term of the Option), exercise his or her Option (including any Reload Option) to the extent he or she was entitled to exercise it at the date of such termination. To the extent the Optionee was not entitled to exercise the Option at the date of the termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                 (g) In the event of the death of an Optionee during his or her term of service as a Director of the Company, to the extent the Optionee was entitled to exercise the Option at the time of his or her death the Option may be exercised within a one-year period following the date of death (but not later than the expiration of the term of the Option) by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. To the extent the Optionee was not entitled to exercise the Option at the date of his or her death, the Option shall terminate.

                 (h) Upon termination of an Optionee's service as a Director of the Company (for any reason other than death or disability), Options not theretofore vested and exercisable shall be forfeited; provided, however, that if the Company terminates the Optionee's service as a Director one-half of the Shares subject to the Option that were not theretofore exercisable shall be immediately exercisable as of the date of termination of such service.

         7.      TRANSFERABILITY.

         The Board may, in its discretion, authorize all or a portion of any Option to be on terms which permit transfer by the Optionee to (i) a retirement or pension plan for the benefit of the Optionee, (ii) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iv) a charitable trust or trusts created or controlled by the Optionee, or (v) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Option Agreement must be approved by the Board, and the Option Agreement or an amendment thereto must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Options shall be prohibited except to a transferee to whom the Optionee could have transferred the Option pursuant to this Section 7 or by will or the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for all purposes hereof the term "Optionee" shall be deemed to refer to the transferee.

         8.      ADJUSTMENTS.

         (a) The existence of the Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

         (b) In the event of any change in capitalization affecting the Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, exchange of shares, other form of reorganization, or any other change affecting the Stock, the Board, in its discretion, may make proportionate adjustments it deems appropriate to reflect such change with respect to (i) the maximum number of shares of Stock which may be sold or awarded to any Optionee,
(ii) the number of shares of Stock covered by each outstanding Option, and
(iii) the price per share in respect of the outstanding Options. Notwithstanding the foregoing, the Board may only increase the aggregate number of shares of Stock for which Options may be granted under the Plan solely to reflect the change, if any, of the capitalization of the Company.

         9.      CHANGE OF CONTROL.

                 (a) In the event of a Change of Control (as defined in Section 9(b) below) of the Company, and except as the Board may expressly provide otherwise in resolutions adopted prior to the Change of Control, all Options then outstanding shall become fully exercisable as of the date of the Change of Control; provided, however, that no Option which has been outstanding less than one (1) year on the date of the Change of Control shall be afforded such treatment.

                 (b) A "Change of Control" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events, other than a transaction with another person controlled by the Company or its officers and directors, or a benefit plan or trust established by the Company for its employees:

            (i) Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company with respect to which 40% or more of the total number of votes for the election of the Board may be cast;

            (ii) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the above, persons who were directors of the Company immediately prior to such event shall cease to constitute a majority of the Board;

            (iii) The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

            (iv) A tender offer or exchange offer is made for shares of the Company's Stock (other than one made by the Company), and forty percent (40%) of the Company's outstanding shares of Stock are acquired thereunder.

         10.     SECURITIES LAWS RESTRICTIONS.

         Whether or not the Options and Shares covered by the Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he or she is acquiring Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. As a condition of any transfer of the certificate evidencing Shares, the Board may obtain such other agreements of undertakings, if any, that it may deem necessary or appropriate to assume compliance with any provisions of the Plan or any law or regulation. Certificates for Shares delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws. The Board may cause a legend or legends to be put on any such certificates to refer to those restrictions.

         11.     AMENDMENT, MODIFICATIONS, SUSPENSION OR DISCONTINUANCE OF
                 THIS PLAN.

                 (a) Except as set forth in Sections 11(b), 11(c) and 11(d) below, without shareholder approval the Board may amend, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose it deems to be in the best interests of the Company if permitted by law.

                 (b) Without the approval of the shareholders, the board may not make any amendment to the Plan for which shareholder approval is required by (i) any rules for listed companies promulgated by any national stock exchange on which the Company's stock is traded or (ii) any other applicable law.

                 (c) Notwithstanding Sections 11(a) and 11(b) under no circumstances may the Board amend, alter, discontinue or terminate the Plan so as to impair the vested rights of Optionees under any Option theretofore granted under the Plan.

                 (d) Notwithstanding Sections 11(a) and 11(b), the provisions in Sections 3(a) and 3(b) regarding eligibility and automatic grants of options under the Plan shall not be amended more than once every six (6) months, except for such amendments as may be necessary to comply with applicable provisions of the Code or the rules and regulations promulgated thereunder.

         12.     GOVERNMENT REGULATIONS.

         The Plan, and the granting and exercise of Options thereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approval by any governmental agencies or national securities exchanges as may be required.

         13.     COSTS OF PLAN.

         The costs and expenses of administering the Plan shall be borne by the Company.

         14.     GOVERNING LAW.

         The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas.

         15.     EFFECTIVE DATE.

         The Plan shall be effective if, and when, approved by a majority of the Company's shareholders at the 1990 annual meeting of shareholders or any adjournment thereof.

         16.     INTERPRETATION.

                 (a) If any provision of the Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

                 (b) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

                 (c) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         17.      SECTION 83(B) ELECTION.

         If as a result of exercising an Option, an Optionee receives Shares that are subject to a "substantial risk of forfeiture" and are not "transferable" as those terms are defined for purposes of section 83(a) of the code, then such Optionee may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Shares are transferred to him, the excess of the fair market value of such Shares at the time of transfer (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Shares. If the Optionee makes the section 83(b) election described above, the Optionee shall
(i) make such election in a manner that is satisfactory to the Board, (ii) provide the Company with a copy of such election, (iii) agree to promptly notify the Company if an Internal Revenue Service or state tax agent, on adult or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such withholding as the Board may reasonably require.


                                        SWIFT ENERGY COMPANY,
                                        A TEXAS CORPORATION


                                        By:
                                           ---------------------------------
                                        Its:
                                            --------------------------------
                                        Date:
                                            -------------------------------

                              SWIFT ENERGY COMPANY

               The Board of Directors Solicits This Proxy for the
           Annual Meeting of Shareholders to be held on May 13, 1997

        The undersigned hereby constitutes and appoints Raymond O. Loen, Clyde
W. Smith, Jr. or A. Earl Swift, or any of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of SWIFT ENERGY COMPANY (the "Company") to be held on May 13, 1997 at 4:00 p.m. eastern time, in the Marriott Marquis Hotel in New York City, or any adjournments thereof, and to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company (or which the undersigned may be entitled to vote) on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting.

                  (Continued and to be SIGNED on REVERSE side)

            --  Please Detach and Mail in the Envelope Provided  --

--------------------------------------------------------------------------------

A   /X/ Please mark your
        votes as in this
        example.


To withhold authority to vote for any individual nominee, strike his name from the listing below.

        FOR       WITHHELD                   Nominees:  Raymond O. Loen
        / /         / /                                 Clyde W. Smith, Jr.

PROPOSAL 1.
FOR the election of all nominees for directors listed for the terms specified in the Company's 1997 Annual Proxy Statement (except as marked to the contrary at right); or to WITHHOLD AUTHORITY to vote for all nominees.

PROPOSAL 2:  To approve the Company's amended and     FOR     AGAINST   ABSTAIN
restated 1990 Stock Compensation Plan as described    / /       / /       / /
in the Company's 1997 Annual Proxy Statement.

PROPOSAL 3:  To approve the Company's amended and     FOR     AGAINST   ABSTAIN
restated 1990 Nonqualified Stock Option Plan as       / /       / /       / /
described in the Company's 1997 Annual Proxy
Statement.

PROPOSAL 4: In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting, hereby revoking any proxy or proxies heretofore given by the undersigned.

     The Board of Directors recommends a vote for all nominees named in Proposal 1 and for Proposals 2 and 3. This proxy will be voted in accordance with the specifications made hereon, If NO specification is made, the shares will be voted for all nominees and in favor of Proposals 2 and 3.

     The undersigned hereby acknowledges receipt of the Notice of 1997 Annual Meeting of Shareholders and Proxy Statement and the 1996 Annual Report to Shareholders furnished herewith.

PLEASE SIGN AND RETURN IN THE ENCLOSED STAMPED, PRE-ADDRESSED ENVELOPE.


SIGNATURE _________________ DATE ________ SIGNATURE _______________ DATE _______
Note: Signature should agree with name as it appears hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.